PROSPECTUS

MAY 1, 2006

MFS REGATTA EXTRA

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following fund options of the MFS/Sun Life Series Trust (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Blend Equity Funds
MFS/ Sun Life Global Total Return - S Class	MFS/ Sun Life Mid Cap Value - S Class
MFS/ Sun Life International Value - S Class	Mid-Cap Growth Equity Funds
MFS/ Sun Life Strategic Value - S Class	MFS/ Sun Life Mid Cap Growth - S Class
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Specialty Funds
MFS/ Sun Life Core Equity - S Class	MFS/ Sun Life Technology - S Class
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Emerging Markets Equity - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Research - S Class	MFS/ Sun Life Global Governments - S Class
MFS/ Sun Life Research International - S Class	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond - S Class
MFS/ Sun Life Capital Appreciation - S Class	MFS/ Sun Life Strategic Income - S Class
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life International Growth - S Class	Money Market Funds
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life Money Market - S Class
Stock - S Class
MFS/ Sun Life Strategic Growth - S Class

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS/Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 48 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this prospectus to receipt by us means receipt at the following address:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The MFS/Sun Life Series Trust *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Purchase Payment Interest *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Speical Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase -- Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contracts *

Distribution of the Contracts *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of Earnings Enhancement Optional Death Benefit *

Appendix E - Calculation of Death Benefit When EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of Earnings Enhancement Plus Optional Death Benefit *

Appendix G - Calculation of Earnings Enhancement Plus with MAV Optional Death Benefit *

Appendix H - Calculation of Earnings Enhancement Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Calculation of Purchase Payment Interest (Bonus Credit) *

Appendix J - Investment Options and Expenses for Initial Class Shares *

Appendix K - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Extra Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments of at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

During the Accumulation Phase, we deduct a $35 Annual Account Fee, if your Account Value is less than $100,000 on your Account Anniversary. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year. After the fifth Contract Year, we may increase the fee, but it will never exceed $50.

We deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefit riders available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years (including the current Account Year). All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you can cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

            Sun Life Assurance Company of Canada (U.S.)

            P. O. Box 9133

            Wellesley Hills , Massachusetts 02481

            Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	7%
	4-5	6%
	5-6	5%
	6-7	4%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.30%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.45%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.85%

*

The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed annually, but it will never be greater than $50. The fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.45% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Rider(s) Elected	% of Average Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.85%	1.69%
*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.85% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,094	$1,767	$2,465	$4,043
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$374	$1,137	$1,925	$4,043

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ('Variable Accumulation Units') is included in the back of this Prospectus as Appendix K.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the Owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under Your Contract until you withdraw them. However, if you purchase you Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS/SUN LIFE SERIES TRUST

The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.

The Series Fund is composed of a number of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in a number of investment options (each, a "Fund"), each corresponding to one of the portfolios. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.

Each Fund pays fees to MFS, as its investment adviser, for its services pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Series, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling (800) 752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

OPTION A: The 2% Five -Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

OPTION B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
●	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

●	4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

●	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, from a Net Purchase Payment, Purchase Payment Interest, or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) has elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

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     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before its Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services charge, or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Series Trust's Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program is treated as commencing a new dollar-cost averaging program may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," below). Withdrawals also may have adverse federal income tax consequences, including a10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, plus the greater of:
●	your Contract's earnings (defined below) during the prior Account Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
●	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

●	any Purchase Payments made during the prior Account Year, plus

●	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount", see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the oldest remaining Purchase Payment to be withdrawn first, then the next oldest, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7 year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years
Payment Has Been	Withdrawal
in Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	7%
4-5	6%
5-6	5%
6-7	4%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted by the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $35 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1through 5, the Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is more than $100,000 on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(S) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus with MAV"	0.40%
"EEB Plus with 5% Roll-Up"	0.40%

                                          *As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at anytime, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If you die during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on your date of death, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if you die during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of your death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before your death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, the basic death benefit may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider PLUS the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider PLUS the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:
●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a value equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, the surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the basic death benefit or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the basic death benefit or under any of the optional death benefit riders, your Account Value will be increased by the excess, if any, of that amount over option (1) of the basic death benefit. Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option(s) in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

      Annuity Option A Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

      Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

      Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.45% of your Account's average daily net assets. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Options elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Series Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933.We will also send such statements reflecting transactions in your Account as maybe required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Fund or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must beat least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also require you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments. and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the Contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the Contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax-qualified plan under Section 401(a) of the Code or a tax-sheltered annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2003, 2004, and 2005 approximately $92,878, $28,188, and $15,686, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period since we started offering the Sub-Accounts under the Futurity products or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Futurity products. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of$1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Sun Capital Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contract. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contract, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024,Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus).Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

lthough the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Tax-Deferred Accumulation
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
MFS Regatta Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City	State Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for receiving annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are co-Owners of a Non-Qualified Contract, the surviving co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY: ("WE," "US," "SUN LIFE (U.S.)") Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A series of the Series Fund in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
Account Year	Hypothetical Account Value	Annual Earnings	Cumulative Annual Earnings	Free Withdrawal Amount	Payment Subject to Withdrawal Charge	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b) 4	$52,100	$2,500	$12,100	$ 4,500	$35,500	7.00%	$2,485
5	$57,300	$5,200	$17,300	$ 4,000	$36,000	6.00%	$2,160
6	$63,000	$5,700	$23,000	$ 5,200	$34,800	5.00%	$1,740
7	$66,200	$3,200	$26,200	$ 5,700	$34,300	4.00%	$1,372
(c) 8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.
					Remaining
					Free
	Hypothetical				Withdrawal	Amount of
	Account				Amount	Withdrawal
	Value				Before	Subject to	Withdrawal	Withdrawal
	Before		Cumulative	Amount of	Charge	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a) 4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	7.00%	$ 0
(b) 4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	7.00%	$ 602
(c) 4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	7.00%	$ 840
(d) 4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	7.00%	$1,043
(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,485, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

      The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1

      These examples assume the following:
●	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

●	The date of surrender is 2 years from the Expiration Date (N = 24).

●	The value of the Guarantee Amount on the date of surrender is $11,910.16.

●	The interest earned in the current Account Year is $674.16.

●	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

●	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) X -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) X .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,365.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$60,000.00
Cash Surrender Value*	=	$55,165.00
Adjusted Purchase Payments**	=	$75,000.00
The Basic Death Benefit would therefore be:		$75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value.

For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments X (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 X ($60,000.00 divided by $80,000.00)  = $75,000.

APPENDIX D

CALCULATION OF EARNINGS ENHANCEMENT OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore be		$135,000

~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$35,000
40% of the above amount	=	$14,000
Cap of 40% of Adjusted Purchase Payments	=	$40,000
The lesser of the above two amounts = the EEB amount	=	$14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$111,400
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
40% of the above amount	=	$11,926
Cap of 40% of Adjusted Purchase Payments	=	$34,074
The lesser of the above two amounts = the EEB amount	=	$11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185.

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN EEB AND MAV AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $131,400
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-Up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

         ~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	= $35,000
40% of the above amount	= $14,000
Cap of 40% of Adjusted Purchase Payments	= $40,000
The lesser of the above two amounts = the EEB amount	= $14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

    ~ plus ~

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

    ~ plus ~

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

     ~ plus ~

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1: Option A

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:

Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments received the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:

Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00

First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal

Using the same example as above, suppose that before the first Account Anniversary you make a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 - $20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.

Your initial Payment of $50,000.00 received	3%
Your second Payment of $80,000.00 received	4%
Your third Payment of $400,000.00 received the	5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.

$50,000.00 X 2%	= $1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	= $ 600.00
Total credit due	= $1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

APPENDIX J

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The variable Fund options shown in this prospectus are the "Service Class" shares of the MFS/Sun Life Series Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to Owners of such Contracts:
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
MFS/ Sun Life Global Total Return Series	MFS/ Sun Life Mid Cap Growth Series
MFS/ Sun Life International Value Series	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return Series	MFS/ Sun Life New Discovery Series
MFS/ Sun Life Value Series	Specialty Funds
Large-Cap Blend Equity Funds	MFS/ Sun Life Technology Series
MFS/ Sun Life Core Equity Series	MFS/ Sun Life Utilities Series
MFS/ Sun Life Capital Opportunities Series	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Emerging Markets Equity Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Global Governments Series
MFS/ Sun Life Research Series	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Research International Series	MFS/ Sun Life Bond Series
Large-Cap Growth Equity Funds	MFS/ Sun Life Strategic Income Series
MFS/ Sun Life Capital Appreciation Series	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Emerging Growth Series	MFS/ Sun Life High Yield Series
MFS/ Sun Life Global Growth Series	Money Market Funds
MFS/ Sun Life International Growth Series	MFS/ Sun Life Money Market Series
MFS/ Sun Life Massachusetts Investors Growth
Stock Series
MFS/ Sun Life Strategic Growth Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ration. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" and accompanying "EXAMPLE" associated with Initial Class expenses are shown below:
Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.60%	1.31%
*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown above. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's Prospectus..

EXAMPLE
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,055	$1,654	$2,280	$3,694
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$335	$1,024	$1,740	$3,694

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information for REGATTA EXTRA should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

MFS/Sun Life Bond Series	01	2005	14.020	14.059	218,696
MFS/Sun Life Bond Series	01	2004	13.390	14.020	236,943
MFS/Sun Life Bond Series	01	2003	12.383	13.390	306,145
MFS/Sun Life Bond Series	01	2002	11.466	12.383	337,560
MFS/Sun Life Bond Series	01	2001	10.794	11.466	418,090
MFS/Sun Life Bond Series	01	2000	10.000	10.794	77,459

MFS/Sun Life Bond Series	02	2005	13.921	13.939	318,252
MFS/Sun Life Bond Series	02	2004	13.316	13.921	309,464
MFS/Sun Life Bond Series	02	2003	12.333	13.316	352,147
MFS/Sun Life Bond Series	02	2002	11.437	12.333	510,491
MFS/Sun Life Bond Series	02	2001	10.784	11.437	377,453
MFS/Sun Life Bond Series	02	2000	10.000	10.784	65,066

MFS/Sun Life Bond Series	03	2005	13.856	13.860	540,524
MFS/Sun Life Bond Series	03	2004	13.267	13.856	641,282
MFS/Sun Life Bond Series	03	2003	12.300	13.267	841,199
MFS/Sun Life Bond Series	03	2002	11.418	12.300	839,942
MFS/Sun Life Bond Series	03	2001	10.777	11.418	719,978
MFS/Sun Life Bond Series	03	2000	10.000	10.777	214,623

MFS/Sun Life Bond Series	04	2005	13.758	13.741	273,262
MFS/Sun Life Bond Series	04	2004	13.193	13.758	295,857
MFS/Sun Life Bond Series	04	2003	12.251	13.193	393,964
MFS/Sun Life Bond Series	04	2002	11.389	12.251	419,755
MFS/Sun Life Bond Series	04	2001	10.766	11.389	309,775
MFS/Sun Life Bond Series	04	2000	10.000	10.766	86,798

MFS/Sun Life Bond Series S Class	01	2005	12.207	12.222	203,736
MFS/Sun Life Bond Series S Class	01	2004	11.695	12.207	218,931
MFS/Sun Life Bond Series S Class	01	2003	10.845	11.695	246,329
MFS/Sun Life Bond Series S Class	01	2002	10.070	10.845	231,496
MFS/Sun Life Bond Series S Class	01	2001	10.000	10.070	183,917

MFS/Sun Life Bond Series S Class	02	2005	12.145	12.141	76,627
MFS/Sun Life Bond Series S Class	02	2004	11.654	12.145	79,349
MFS/Sun Life Bond Series S Class	02	2003	10.823	11.654	107,762
MFS/Sun Life Bond Series S Class	02	2002	10.065	10.823	92,438
MFS/Sun Life Bond Series S Class	02	2001	10.000	10.065	23,619

MFS/Sun Life Bond Series S Class	03	2005	12.103	12.088	105,534
MFS/Sun Life Bond Series S Class	03	2004	11.626	12.103	83,252
MFS/Sun Life Bond Series S Class	03	2003	10.808	11.626	112,877
MFS/Sun Life Bond Series S Class	03	2002	10.062	10.808	106,799
MFS/Sun Life Bond Series S Class	03	2001	10.000	10.062	59,966

MFS/Sun Life Bond Series S Class	04	2005	12.042	12.008	277,650
MFS/Sun Life Bond Series S Class	04	2004	11.584	12.042	312,518
MFS/Sun Life Bond Series S Class	04	2003	10.786	11.584	365,132
MFS/Sun Life Bond Series S Class	04	2002	10.056	10.786	296,454
MFS/Sun Life Bond Series S Class	04	2001	10.000	10.056	87,767

MFS/Sun Life Capital Appreciation Series	01	2005	5.993	5.961	1,176,427
MFS/Sun Life Capital Appreciation Series	01	2004	5.478	5.993	1,119,858
MFS/Sun Life Capital Appreciation Series	01	2003	4.319	5.478	980,310
MFS/Sun Life Capital Appreciation Series	01	2002	6.481	4.319	1,017,954
MFS/Sun Life Capital Appreciation Series	01	2001	8.807	6.481	1,120,415
MFS/Sun Life Capital Appreciation Series	01	2000	10.000	8.807	693,430

MFS/Sun Life Capital Appreciation Series	02	2005	5.951	5.910	1,465,061
MFS/Sun Life Capital Appreciation Series	02	2004	5.447	5.951	1,385,104
MFS/Sun Life Capital Appreciation Series	02	2003	4.301	5.447	1,487,709
MFS/Sun Life Capital Appreciation Series	02	2002	6.465	4.301	1,573,902
MFS/Sun Life Capital Appreciation Series	02	2001	8.798	6.465	1,631,928
MFS/Sun Life Capital Appreciation Series	02	2000	10.000	8.798	1,128,952

MFS/Sun Life Capital Appreciation Series	03	2005	5.923	5.876	2,474,925
MFS/Sun Life Capital Appreciation Series	03	2004	5.427	5.923	2,260,986
MFS/Sun Life Capital Appreciation Series	03	2003	4.290	5.427	2,387,264
MFS/Sun Life Capital Appreciation Series	03	2002	6.454	4.290	2,483,085
MFS/Sun Life Capital Appreciation Series	03	2001	8.792	6.454	2,821,019
MFS/Sun Life Capital Appreciation Series	03	2000	10.000	8.792	2,130,547

MFS/Sun Life Capital Appreciation Series	04	2005	5.881	5.825	1,127,028
MFS/Sun Life Capital Appreciation Series	04	2004	5.397	5.881	978,388
MFS/Sun Life Capital Appreciation Series	04	2003	4.272	5.397	1,002,801
MFS/Sun Life Capital Appreciation Series	04	2002	6.438	4.272	1,015,016
MFS/Sun Life Capital Appreciation Series	04	2001	8.784	6.438	1,153,120
MFS/Sun Life Capital Appreciation Series	04	2000	10.000	8.784	541,268

MFS/Sun Life Capital Appreciation Series S Class	01	2005	8.916	8.843	227,274
MFS/Sun Life Capital Appreciation Series S Class	01	2004	8.167	8.916	209,667
MFS/Sun Life Capital Appreciation Series S Class	01	2003	6.457	8.167	191,671
MFS/Sun Life Capital Appreciation Series S Class	01	2002	9.715	6.457	183,342
MFS/Sun Life Capital Appreciation Series S Class	01	2001	10.000	9.715	74,229

MFS/Sun Life Capital Appreciation Series S Class	02	2005	8.871	8.784	94,094
MFS/Sun Life Capital Appreciation Series S Class	02	2004	8.138	8.871	102,361
MFS/Sun Life Capital Appreciation Series S Class	02	2003	6.443	8.138	89,723
MFS/Sun Life Capital Appreciation Series S Class	02	2002	9.710	6.443	74,054
MFS/Sun Life Capital Appreciation Series S Class	02	2001	10.000	9.710	24,481

MFS/Sun Life Capital Appreciation Series S Class	03	2005	8.840	8.746	115,410
MFS/Sun Life Capital Appreciation Series S Class	03	2004	8.118	8.840	121,987
MFS/Sun Life Capital Appreciation Series S Class	03	2003	6.434	8.118	115,402
MFS/Sun Life Capital Appreciation Series S Class	03	2002	9.706	6.434	97,540
MFS/Sun Life Capital Appreciation Series S Class	03	2001	10.000	9.706	48,268

MFS/Sun Life Capital Appreciation Series S Class	04	2005	8.795	8.688	273,776
MFS/Sun Life Capital Appreciation Series S Class	04	2004	8.089	8.795	249,948
MFS/Sun Life Capital Appreciation Series S Class	04	2003	6.421	8.089	220,430
MFS/Sun Life Capital Appreciation Series S Class	04	2002	9.701	6.421	233,235
MFS/Sun Life Capital Appreciation Series S Class	04	2001	10.000	9.701	99,788

MFS/Sun Life Capital Opportunities Series	01	2005	6.670	6.682	970,299
MFS/Sun Life Capital Opportunities Series	01	2004	6.001	6.670	1,139,385
MFS/Sun Life Capital Opportunities Series	01	2003	4.746	6.001	1,227,613
MFS/Sun Life Capital Opportunities Series	01	2002	6.918	4.746	1,407,886
MFS/Sun Life Capital Opportunities Series	01	2001	9.356	6.918	1,904,592
MFS/Sun Life Capital Opportunities Series	01	2000	10.000	9.356	1,309,871

MFS/Sun Life Capital Opportunities Series	02	2005	6.623	6.624	1,009,937
MFS/Sun Life Capital Opportunities Series	02	2004	5.967	6.623	1,233,584
MFS/Sun Life Capital Opportunities Series	02	2003	4.727	5.967	1,413,303
MFS/Sun Life Capital Opportunities Series	02	2002	6.901	4.727	1,582,040
MFS/Sun Life Capital Opportunities Series	02	2001	9.346	6.901	2,063,660
MFS/Sun Life Capital Opportunities Series	02	2000	10.000	9.346	1,690,475

MFS/Sun Life Capital Opportunities Series	03	2005	6.592	6.586	1,965,721
MFS/Sun Life Capital Opportunities Series	03	2004	5.945	6.592	2,399,954
MFS/Sun Life Capital Opportunities Series	03	2003	4.714	5.945	2,862,274
MFS/Sun Life Capital Opportunities Series	03	2002	6.889	4.714	3,302,762
MFS/Sun Life Capital Opportunities Series	03	2001	9.340	6.889	4,145,956
MFS/Sun Life Capital Opportunities Series	03	2000	10.000	9.340	3,382,049

MFS/Sun Life Capital Opportunities Series	04	2005	6.545	6.530	798,868
MFS/Sun Life Capital Opportunities Series	04	2004	5.912	6.545	890,255
MFS/Sun Life Capital Opportunities Series	04	2003	4.695	5.912	1,059,533
MFS/Sun Life Capital Opportunities Series	04	2002	6.872	4.695	1,215,759
MFS/Sun Life Capital Opportunities Series	04	2001	9.331	6.872	1,444,496
MFS/Sun Life Capital Opportunities Series	04	2000	10.000	9.331	1,139,592

MFS/Sun Life Capital Opportunities Series S Class	01	2005	9.106	9.092	77,341
MFS/Sun Life Capital Opportunities Series S Class	01	2004	8.212	9.106	94,356
MFS/Sun Life Capital Opportunities Series S Class	01	2003	6.510	8.212	89,374
MFS/Sun Life Capital Opportunities Series S Class	01	2002	9.510	6.510	83,681
MFS/Sun Life Capital Opportunities Series S Class	01	2001	10.000	9.510	59,199

MFS/Sun Life Capital Opportunities Series S Class	02	2005	9.059	9.032	32,144
MFS/Sun Life Capital Opportunities Series S Class	02	2004	8.183	9.059	37,632
MFS/Sun Life Capital Opportunities Series S Class	02	2003	6.496	8.183	42,394
MFS/Sun Life Capital Opportunities Series S Class	02	2002	9.505	6.496	44,852
MFS/Sun Life Capital Opportunities Series S Class	02	2001	10.000	9.505	23,179

MFS/Sun Life Capital Opportunities Series S Class	03	2005	9.029	8.992	68,697
MFS/Sun Life Capital Opportunities Series S Class	03	2004	8.163	9.029	74,968
MFS/Sun Life Capital Opportunities Series S Class	03	2003	6.487	8.163	81,873
MFS/Sun Life Capital Opportunities Series S Class	03	2002	9.502	6.487	84,819
MFS/Sun Life Capital Opportunities Series S Class	03	2001	10.000	9.502	22,901

MFS/Sun Life Capital Opportunities Series S Class	04	2005	8.983	8.932	91,383
MFS/Sun Life Capital Opportunities Series S Class	04	2004	8.134	8.983	95,303
MFS/Sun Life Capital Opportunities Series S Class	04	2003	6.474	8.134	112,841
MFS/Sun Life Capital Opportunities Series S Class	04	2002	9.497	6.474	131,167
MFS/Sun Life Capital Opportunities Series S Class	04	2001	10.000	9.497	59,725

MFS/Sun Life Core Equity Series	01	2005	9.875	10.370	199,020
MFS/Sun Life Core Equity Series	01	2004	8.741	9.875	197,061
MFS/Sun Life Core Equity Series	01	2003	6.937	8.741	211,417
MFS/Sun Life Core Equity Series	01	2002	8.956	6.937	218,107
MFS/Sun Life Core Equity Series	01	2001	10.200	8.956	192,703
MFS/Sun Life Core Equity Series	01	2000	10.000	10.200	67,362

MFS/Sun Life Core Equity Series	02	2005	9.805	10.281	186,260
MFS/Sun Life Core Equity Series	02	2004	8.693	9.805	173,208
MFS/Sun Life Core Equity Series	02	2003	6.909	8.693	384,338
MFS/Sun Life Core Equity Series	02	2002	8.934	6.909	368,909
MFS/Sun Life Core Equity Series	02	2001	10.190	8.934	168,435
MFS/Sun Life Core Equity Series	02	2000	10.000	10.190	117,704

MFS/Sun Life Core Equity Series	03	2005	9.759	10.222	399,468
MFS/Sun Life Core Equity Series	03	2004	8.661	9.759	374,767
MFS/Sun Life Core Equity Series	03	2003	6.891	8.661	417,030
MFS/Sun Life Core Equity Series	03	2002	8.919	6.891	356,151
MFS/Sun Life Core Equity Series	03	2001	10.184	8.919	410,731
MFS/Sun Life Core Equity Series	03	2000	10.000	10.184	222,322

MFS/Sun Life Core Equity Series	04	2005	9.690	10.135	178,662
MFS/Sun Life Core Equity Series	04	2004	8.613	9.690	188,292
MFS/Sun Life Core Equity Series	04	2003	6.863	8.613	174,004
MFS/Sun Life Core Equity Series	04	2002	8.896	6.863	170,346
MFS/Sun Life Core Equity Series	04	2001	10.174	8.896	228,762
MFS/Sun Life Core Equity Series	04	2000	10.000	10.174	91,377

MFS/Sun Life Core Equity Series S Class	01	2005	10.843	11.369	50,135
MFS/Sun Life Core Equity Series S Class	01	2004	9.627	10.843	47,611
MFS/Sun Life Core Equity Series S Class	01	2003	7.662	9.627	47,999
MFS/Sun Life Core Equity Series S Class	01	2002	9.920	7.662	44,715
MFS/Sun Life Core Equity Series S Class	01	2001	10.000	9.920	80,314

MFS/Sun Life Core Equity Series S Class	02	2005	10.788	11.294	29,620
MFS/Sun Life Core Equity Series S Class	02	2004	9.593	10.788	31,725
MFS/Sun Life Core Equity Series S Class	02	2003	7.647	9.593	32,373
MFS/Sun Life Core Equity Series S Class	02	2002	9.914	7.647	24,406
MFS/Sun Life Core Equity Series S Class	02	2001	10.000	9.914	11,859

MFS/Sun Life Core Equity Series S Class	03	2005	10.751	11.244	46,871
MFS/Sun Life Core Equity Series S Class	03	2004	9.570	10.751	46,111
MFS/Sun Life Core Equity Series S Class	03	2003	7.636	9.570	47,099
MFS/Sun Life Core Equity Series S Class	03	2002	9.911	7.636	40,180
MFS/Sun Life Core Equity Series S Class	03	2001	10.000	9.911	6,650

MFS/Sun Life Core Equity Series S Class	04	2005	10.697	11.170	67,383
MFS/Sun Life Core Equity Series S Class	04	2004	9.536	10.697	82,052
MFS/Sun Life Core Equity Series S Class	04	2003	7.620	9.536	83,098
MFS/Sun Life Core Equity Series S Class	04	2002	9.906	7.620	78,247
MFS/Sun Life Core Equity Series S Class	04	2001	10.000	9.906	32,974

MFS/Sun Life Emerging Growth Series	01	2005	5.265	5.663	1,087,784
MFS/Sun Life Emerging Growth Series	01	2004	4.718	5.265	1,221,242
MFS/Sun Life Emerging Growth Series	01	2003	3.641	4.718	1,322,148
MFS/Sun Life Emerging Growth Series	01	2002	5.612	3.641	1,462,064
MFS/Sun Life Emerging Growth Series	01	2001	8.706	5.612	1,931,647
MFS/Sun Life Emerging Growth Series	01	2000	10.000	8.706	1,479,829

MFS/Sun Life Emerging Growth Series	02	2005	5.228	5.614	1,442,015
MFS/Sun Life Emerging Growth Series	02	2004	4.692	5.228	1,670,006
MFS/Sun Life Emerging Growth Series	02	2003	3.626	4.692	1,826,119
MFS/Sun Life Emerging Growth Series	02	2002	5.598	3.626	2,087,039
MFS/Sun Life Emerging Growth Series	02	2001	8.697	5.598	2,605,371
MFS/Sun Life Emerging Growth Series	02	2000	10.000	8.697	2,015,613

MFS/Sun Life Emerging Growth Series	03	2005	5.203	5.582	2,495,379
MFS/Sun Life Emerging Growth Series	03	2004	4.674	5.203	3,093,286
MFS/Sun Life Emerging Growth Series	03	2003	3.616	4.674	3,478,391
MFS/Sun Life Emerging Growth Series	03	2002	5.589	3.616	3,978,221
MFS/Sun Life Emerging Growth Series	03	2001	8.692	5.589	5,043,252
MFS/Sun Life Emerging Growth Series	03	2000	10.000	8.692	4,326,107

MFS/Sun Life Emerging Growth Series	04	2005	5.166	5.534	1,061,322
MFS/Sun Life Emerging Growth Series	04	2004	4.648	5.166	1,171,175
MFS/Sun Life Emerging Growth Series	04	2003	3.601	4.648	1,310,528
MFS/Sun Life Emerging Growth Series	04	2002	5.575	3.601	1,421,263
MFS/Sun Life Emerging Growth Series	04	2001	8.683	5.575	1,863,339
MFS/Sun Life Emerging Growth Series	04	2000	10.000	8.683	1,307,630

MFS/Sun Life Emerging Growth Series S Class	01	2005	9.035	9.697	99,653
MFS/Sun Life Emerging Growth Series S Class	01	2004	8.116	9.035	108,693
MFS/Sun Life Emerging Growth Series S Class	01	2003	6.280	8.116	109,021
MFS/Sun Life Emerging Growth Series S Class	01	2002	9.707	6.280	104,894
MFS/Sun Life Emerging Growth Series S Class	01	2001	10.000	9.707	27,049

MFS/Sun Life Emerging Growth Series S Class	02	2005	8.989	9.633	52,556
MFS/Sun Life Emerging Growth Series S Class	02	2004	8.087	8.989	57,345
MFS/Sun Life Emerging Growth Series S Class	02	2003	6.267	8.087	51,445
MFS/Sun Life Emerging Growth Series S Class	02	2002	9.702	6.267	46,954
MFS/Sun Life Emerging Growth Series S Class	02	2001	10.000	9.702	9,764

MFS/Sun Life Emerging Growth Series S Class	03	2005	8.958	9.590	100,664
MFS/Sun Life Emerging Growth Series S Class	03	2004	8.068	8.958	114,039
MFS/Sun Life Emerging Growth Series S Class	03	2003	6.258	8.068	99,628
MFS/Sun Life Emerging Growth Series S Class	03	2002	9.699	6.258	97,813
MFS/Sun Life Emerging Growth Series S Class	03	2001	10.000	9.699	38,368

MFS/Sun Life Emerging Growth Series S Class	04	2005	8.913	9.527	112,848
MFS/Sun Life Emerging Growth Series S Class	04	2004	8.039	8.913	130,677
MFS/Sun Life Emerging Growth Series S Class	04	2003	6.246	8.039	106,942
MFS/Sun Life Emerging Growth Series S Class	04	2002	9.694	6.246	99,902
MFS/Sun Life Emerging Growth Series S Class	04	2001	10.000	9.694	47,056

MFS/Sun Life Emerging Markets Equity Series	01	2005	14.507	19.554	188,393
MFS/Sun Life Emerging Markets Equity Series	01	2004	11.575	14.507	146,222
MFS/Sun Life Emerging Markets Equity Series	01	2003	7.697	11.575	158,027
MFS/Sun Life Emerging Markets Equity Series	01	2002	7.964	7.697	138,643
MFS/Sun Life Emerging Markets Equity Series	01	2001	8.167	7.964	83,041
MFS/Sun Life Emerging Markets Equity Series	01	2000	10.000	8.167	57,546

MFS/Sun Life Emerging Markets Equity Series	02	2005	14.405	19.387	94,558
MFS/Sun Life Emerging Markets Equity Series	02	2004	11.511	14.405	92,585
MFS/Sun Life Emerging Markets Equity Series	02	2003	7.666	11.511	97,118
MFS/Sun Life Emerging Markets Equity Series	02	2002	7.944	7.666	102,005
MFS/Sun Life Emerging Markets Equity Series	02	2001	8.159	7.944	148,267
MFS/Sun Life Emerging Markets Equity Series	02	2000	10.000	8.159	124,787

MFS/Sun Life Emerging Markets Equity Series	03	2005	14.337	19.276	324,365
MFS/Sun Life Emerging Markets Equity Series	03	2004	11.469	14.337	285,273
MFS/Sun Life Emerging Markets Equity Series	03	2003	7.645	11.469	236,202
MFS/Sun Life Emerging Markets Equity Series	03	2002	7.931	7.645	219,748
MFS/Sun Life Emerging Markets Equity Series	03	2001	8.153	7.931	175,150
MFS/Sun Life Emerging Markets Equity Series	03	2000	10.000	8.153	128,994

MFS/Sun Life Emerging Markets Equity Series	04	2005	14.236	19.110	97,617
MFS/Sun Life Emerging Markets Equity Series	04	2004	11.405	14.236	94,330
MFS/Sun Life Emerging Markets Equity Series	04	2003	7.614	11.405	102,379
MFS/Sun Life Emerging Markets Equity Series	04	2002	7.911	7.614	93,924
MFS/Sun Life Emerging Markets Equity Series	04	2001	8.146	7.911	81,149
MFS/Sun Life Emerging Markets Equity Series	04	2000	10.000	8.146	60,368

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	18.654	25.085	54,185
MFS/Sun Life Emerging Markets Equity Series S Class	01	2004	14.918	18.654	41,663
MFS/Sun Life Emerging Markets Equity Series S Class	01	2003	9.951	14.918	47,089
MFS/Sun Life Emerging Markets Equity Series S Class	01	2002	10.316	9.951	12,287
MFS/Sun Life Emerging Markets Equity Series S Class	01	2001	10.000	10.316	4,920

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	18.559	24.920	7,042
MFS/Sun Life Emerging Markets Equity Series S Class	02	2004	14.865	18.559	7,042
MFS/Sun Life Emerging Markets Equity Series S Class	02	2003	9.930	14.865	4,898
MFS/Sun Life Emerging Markets Equity Series S Class	02	2002	10.310	9.930	7,328
MFS/Sun Life Emerging Markets Equity Series S Class	02	2001	10.000	10.310	1,660

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	18.496	24.810	11,750
MFS/Sun Life Emerging Markets Equity Series S Class	03	2004	14.830	18.496	10,859
MFS/Sun Life Emerging Markets Equity Series S Class	03	2003	9.917	14.830	11,039
MFS/Sun Life Emerging Markets Equity Series S Class	03	2002	10.307	9.917	4,857
MFS/Sun Life Emerging Markets Equity Series S Class	03	2001	10.000	10.307	2,815

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	18.402	24.646	54,681
MFS/Sun Life Emerging Markets Equity Series S Class	04	2004	14.777	18.402	55,030
MFS/Sun Life Emerging Markets Equity Series S Class	04	2003	9.896	14.777	23,052
MFS/Sun Life Emerging Markets Equity Series S Class	04	2002	10.301	9.896	14,005
MFS/Sun Life Emerging Markets Equity Series S Class	04	2001	10.000	10.301	2,530

MFS/Sun Life Global Governments Series	01	2005	14.627	13.376	76,570
MFS/Sun Life Global Governments Series	01	2004	13.486	14.627	133,548
MFS/Sun Life Global Governments Series	01	2003	11.838	13.486	175,401
MFS/Sun Life Global Governments Series	01	2002	9.958	11.838	424,807
MFS/Sun Life Global Governments Series	01	2001	10.327	9.958	26,918
MFS/Sun Life Global Governments Series	01	2000	10.000	10.327	20,989

MFS/Sun Life Global Governments Series	02	2005	14.523	13.262	62,273
MFS/Sun Life Global Governments Series	02	2004	13.411	14.523	51,320
MFS/Sun Life Global Governments Series	02	2003	11.790	13.411	62,887
MFS/Sun Life Global Governments Series	02	2002	9.934	11.790	60,708
MFS/Sun Life Global Governments Series	02	2001	10.317	9.934	72,771
MFS/Sun Life Global Governments Series	02	2000	10.000	10.317	70,817

MFS/Sun Life Global Governments Series	03	2005	14.455	13.186	157,272
MFS/Sun Life Global Governments Series	03	2004	13.362	14.455	143,901
MFS/Sun Life Global Governments Series	03	2003	11.759	13.362	157,652
MFS/Sun Life Global Governments Series	03	2002	9.917	11.759	123,407
MFS/Sun Life Global Governments Series	03	2001	10.310	9.917	70,383
MFS/Sun Life Global Governments Series	03	2000	10.000	10.310	49,235

MFS/Sun Life Global Governments Series	04	2005	14.353	13.073	151,024
MFS/Sun Life Global Governments Series	04	2004	13.287	14.353	165,963
MFS/Sun Life Global Governments Series	04	2003	11.711	13.287	205,828
MFS/Sun Life Global Governments Series	04	2002	9.892	11.711	317,391
MFS/Sun Life Global Governments Series	04	2001	10.300	9.892	59,309
MFS/Sun Life Global Governments Series	04	2000	10.000	10.300	27,812

MFS/Sun Life Global Governments Series S Class	01	2005	14.152	12.902	51,127
MFS/Sun Life Global Governments Series S Class	01	2004	13.079	14.152	79,226
MFS/Sun Life Global Governments Series S Class	01	2003	11.511	13.079	86,129
MFS/Sun Life Global Governments Series S Class	01	2002	9.710	11.511	118,181
MFS/Sun Life Global Governments Series S Class	01	2001	10.000	9.710	159

MFS/Sun Life Global Governments Series S Class	02	2005	14.080	12.817	12,943
MFS/Sun Life Global Governments Series S Class	02	2004	13.033	14.080	11,998
MFS/Sun Life Global Governments Series S Class	02	2003	11.487	13.033	10,262
MFS/Sun Life Global Governments Series S Class	02	2002	9.705	11.487	2,564
MFS/Sun Life Global Governments Series S Class	02	2001	10.000	9.705	102

MFS/Sun Life Global Governments Series S Class	03	2005	14.033	12.761	23,529
MFS/Sun Life Global Governments Series S Class	03	2004	13.002	14.033	25,494
MFS/Sun Life Global Governments Series S Class	03	2003	11.471	13.002	28,040
MFS/Sun Life Global Governments Series S Class	03	2002	9.701	11.471	12,391
MFS/Sun Life Global Governments Series S Class	03	2001	10.000	9.701	1,541

MFS/Sun Life Global Governments Series S Class	04	2005	13.961	12.676	24,840
MFS/Sun Life Global Governments Series S Class	04	2004	12.955	13.961	19,955
MFS/Sun Life Global Governments Series S Class	04	2003	11.448	12.955	19,560
MFS/Sun Life Global Governments Series S Class	04	2002	9.696	11.448	16,693
MFS/Sun Life Global Governments Series S Class	04	2001	10.000	9.696	1,262

MFS/Sun Life Global Growth Series	01	2005	8.685	9.418	191,074
MFS/Sun Life Global Growth Series	01	2004	7.623	8.685	216,852
MFS/Sun Life Global Growth Series	01	2003	5.711	7.623	294,420
MFS/Sun Life Global Growth Series	01	2002	7.187	5.711	307,226
MFS/Sun Life Global Growth Series	01	2001	9.082	7.187	390,855
MFS/Sun Life Global Growth Series	01	2000	10.000	9.082	346,962

MFS/Sun Life Global Growth Series	02	2005	8.624	9.337	314,932
MFS/Sun Life Global Growth Series	02	2004	7.581	8.624	350,416
MFS/Sun Life Global Growth Series	02	2003	5.688	7.581	417,164
MFS/Sun Life Global Growth Series	02	2002	7.169	5.688	389,197
MFS/Sun Life Global Growth Series	02	2001	9.073	7.169	449,259
MFS/Sun Life Global Growth Series	02	2000	10.000	9.073	349,891

MFS/Sun Life Global Growth Series	03	2005	8.583	9.284	650,692
MFS/Sun Life Global Growth Series	03	2004	7.553	8.583	754,453
MFS/Sun Life Global Growth Series	03	2003	5.673	7.553	763,908
MFS/Sun Life Global Growth Series	03	2002	7.157	5.673	849,321
MFS/Sun Life Global Growth Series	03	2001	9.067	7.157	1,015,019
MFS/Sun Life Global Growth Series	03	2000	10.000	9.067	869,483

MFS/Sun Life Global Growth Series	04	2005	8.522	9.204	215,667
MFS/Sun Life Global Growth Series	04	2004	7.511	8.522	220,114
MFS/Sun Life Global Growth Series	04	2003	5.650	7.511	234,139
MFS/Sun Life Global Growth Series	04	2002	7.139	5.650	240,205
MFS/Sun Life Global Growth Series	04	2001	9.058	7.139	280,533
MFS/Sun Life Global Growth Series	04	2000	10.000	9.058	297,452

MFS/Sun Life Global Growth Series S Class	01	2005	11.597	12.542	27,747
MFS/Sun Life Global Growth Series S Class	01	2004	10.197	11.597	31,614
MFS/Sun Life Global Growth Series S Class	01	2003	7.657	10.197	31,665
MFS/Sun Life Global Growth Series S Class	01	2002	9.672	7.657	30,445
MFS/Sun Life Global Growth Series S Class	01	2001	10.000	9.672	13,027

MFS/Sun Life Global Growth Series S Class	02	2005	11.539	12.460	7,539
MFS/Sun Life Global Growth Series S Class	02	2004	10.161	11.539	7,711
MFS/Sun Life Global Growth Series S Class	02	2003	7.642	10.161	11,842
MFS/Sun Life Global Growth Series S Class	02	2002	9.667	7.642	5,804
MFS/Sun Life Global Growth Series S Class	02	2001	10.000	9.667	891

MFS/Sun Life Global Growth Series S Class	03	2005	11.499	12.405	22,791
MFS/Sun Life Global Growth Series S Class	03	2004	10.137	11.499	21,886
MFS/Sun Life Global Growth Series S Class	03	2003	7.631	10.137	22,391
MFS/Sun Life Global Growth Series S Class	03	2002	9.664	7.631	17,156
MFS/Sun Life Global Growth Series S Class	03	2001	10.000	9.664	5,772

MFS/Sun Life Global Growth Series S Class	04	2005	11.441	12.323	30,040
MFS/Sun Life Global Growth Series S Class	04	2004	10.100	11.441	26,173
MFS/Sun Life Global Growth Series S Class	04	2003	7.615	10.100	27,348
MFS/Sun Life Global Growth Series S Class	04	2002	9.659	7.615	18,663
MFS/Sun Life Global Growth Series S Class	04	2001	10.000	9.659	6,218

MFS/Sun Life Global Total Return Series	01	2005	12.972	13.265	134,257
MFS/Sun Life Global Total Return Series	01	2004	11.239	12.972	111,206
MFS/Sun Life Global Total Return Series	01	2003	9.274	11.239	115,043
MFS/Sun Life Global Total Return Series	01	2002	9.354	9.274	95,827
MFS/Sun Life Global Total Return Series	01	2001	10.119	9.354	67,414
MFS/Sun Life Global Total Return Series	01	2000	10.000	10.119	37,443

MFS/Sun Life Global Total Return Series	02	2005	12.880	13.152	238,569
MFS/Sun Life Global Total Return Series	02	2004	11.177	12.880	218,940
MFS/Sun Life Global Total Return Series	02	2003	9.237	11.177	189,024
MFS/Sun Life Global Total Return Series	02	2002	9.331	9.237	62,814
MFS/Sun Life Global Total Return Series	02	2001	10.109	9.331	53,081
MFS/Sun Life Global Total Return Series	02	2000	10.000	10.109	42,261

MFS/Sun Life Global Total Return Series	03	2005	12.820	13.076	429,807
MFS/Sun Life Global Total Return Series	03	2004	11.136	12.820	403,873
MFS/Sun Life Global Total Return Series	03	2003	9.212	11.136	300,589
MFS/Sun Life Global Total Return Series	03	2002	9.315	9.212	139,863
MFS/Sun Life Global Total Return Series	03	2001	10.102	9.315	121,920
MFS/Sun Life Global Total Return Series	03	2000	10.000	10.102	61,103

MFS/Sun Life Global Total Return Series	04	2005	12.729	12.964	114,410
MFS/Sun Life Global Total Return Series	04	2004	11.074	12.729	91,275
MFS/Sun Life Global Total Return Series	04	2003	9.175	11.074	91,588
MFS/Sun Life Global Total Return Series	04	2002	9.292	9.175	57,023
MFS/Sun Life Global Total Return Series	04	2001	10.092	9.292	54,274
MFS/Sun Life Global Total Return Series	04	2000	10.000	10.092	19,112

MFS/Sun Life Global Total Return Series S Class	01	2005	13.406	13.680	42,579
MFS/Sun Life Global Total Return Series S Class	01	2004	11.640	13.406	44,028
MFS/Sun Life Global Total Return Series S Class	01	2003	9.639	11.640	44,199
MFS/Sun Life Global Total Return Series S Class	01	2002	9.742	9.639	23,043
MFS/Sun Life Global Total Return Series S Class	01	2001	10.000	9.742	6,349

MFS/Sun Life Global Total Return Series S Class	02	2005	13.338	13.590	98,946
MFS/Sun Life Global Total Return Series S Class	02	2004	11.598	13.338	33,932
MFS/Sun Life Global Total Return Series S Class	02	2003	9.619	11.598	21,433
MFS/Sun Life Global Total Return Series S Class	02	2002	9.736	9.619	11,047
MFS/Sun Life Global Total Return Series S Class	02	2001	10.000	9.736	5,277

MFS/Sun Life Global Total Return Series S Class	03	2005	13.293	13.530	49,752
MFS/Sun Life Global Total Return Series S Class	03	2004	11.571	13.293	38,896
MFS/Sun Life Global Total Return Series S Class	03	2003	9.606	11.571	31,262
MFS/Sun Life Global Total Return Series S Class	03	2002	9.733	9.606	10,499
MFS/Sun Life Global Total Return Series S Class	03	2001	10.000	9.733	3,473

MFS/Sun Life Global Total Return Series S Class	04	2005	13.225	13.441	93,923
MFS/Sun Life Global Total Return Series S Class	04	2004	11.529	13.225	58,625
MFS/Sun Life Global Total Return Series S Class	04	2003	9.586	11.529	61,860
MFS/Sun Life Global Total Return Series S Class	04	2002	9.728	9.586	57,712
MFS/Sun Life Global Total Return Series S Class	04	2001	10.000	9.728	15,949

MFS/Sun Life Government Securities Series	01	2005	12.700	12.804	503,516
MFS/Sun Life Government Securities Series	01	2004	12.420	12.700	564,136
MFS/Sun Life Government Securities Series	01	2003	12.338	12.420	752,873
MFS/Sun Life Government Securities Series	01	2002	11.402	12.338	914,830
MFS/Sun Life Government Securities Series	01	2001	10.768	11.402	986,196
MFS/Sun Life Government Securities Series	01	2000	10.000	10.768	217,774

MFS/Sun Life Government Securities Series	02	2005	12.610	12.695	752,256
MFS/Sun Life Government Securities Series	02	2004	12.351	12.610	748,421
MFS/Sun Life Government Securities Series	02	2003	12.288	12.351	1,012,830
MFS/Sun Life Government Securities Series	02	2002	11.373	12.288	1,489,225
MFS/Sun Life Government Securities Series	02	2001	10.757	11.373	1,396,170
MFS/Sun Life Government Securities Series	02	2000	10.000	10.757	364,621

MFS/Sun Life Government Securities Series	03	2005	12.551	12.622	904,824
MFS/Sun Life Government Securities Series	03	2004	12.306	12.551	997,040
MFS/Sun Life Government Securities Series	03	2003	12.255	12.306	1,428,308
MFS/Sun Life Government Securities Series	03	2002	11.354	12.255	1,954,011
MFS/Sun Life Government Securities Series	03	2001	10.750	11.354	1,586,735
MFS/Sun Life Government Securities Series	03	2000	10.000	10.750	531,971

MFS/Sun Life Government Securities Series	04	2005	12.462	12.513	559,988
MFS/Sun Life Government Securities Series	04	2004	12.237	12.462	592,790
MFS/Sun Life Government Securities Series	04	2003	12.205	12.237	670,829
MFS/Sun Life Government Securities Series	04	2002	11.325	12.205	816,091
MFS/Sun Life Government Securities Series	04	2001	10.740	11.325	734,950
MFS/Sun Life Government Securities Series	04	2000	10.000	10.740	310,046

MFS/Sun Life Government Securities Series S Class	01	2005	11.182	11.241	466,780
MFS/Sun Life Government Securities Series S Class	01	2004	10.957	11.182	564,640
MFS/Sun Life Government Securities Series S Class	01	2003	10.915	10.957	680,935
MFS/Sun Life Government Securities Series S Class	01	2002	10.113	10.915	738,354
MFS/Sun Life Government Securities Series S Class	01	2001	10.000	10.113	327,523

MFS/Sun Life Government Securities Series S Class	02	2005	11.125	11.167	131,456
MFS/Sun Life Government Securities Series S Class	02	2004	10.918	11.125	144,737
MFS/Sun Life Government Securities Series S Class	02	2003	10.892	10.918	164,263
MFS/Sun Life Government Securities Series S Class	02	2002	10.108	10.892	230,445
MFS/Sun Life Government Securities Series S Class	02	2001	10.000	10.108	64,262

MFS/Sun Life Government Securities Series S Class	03	2005	11.087	11.118	180,842
MFS/Sun Life Government Securities Series S Class	03	2004	10.892	11.087	215,382
MFS/Sun Life Government Securities Series S Class	03	2003	10.877	10.892	227,879
MFS/Sun Life Government Securities Series S Class	03	2002	10.104	10.877	273,417
MFS/Sun Life Government Securities Series S Class	03	2001	10.000	10.104	115,759

MFS/Sun Life Government Securities Series S Class	04	2005	11.030	11.044	393,886
MFS/Sun Life Government Securities Series S Class	04	2004	10.853	11.030	441,472
MFS/Sun Life Government Securities Series S Class	04	2003	10.855	10.853	539,642
MFS/Sun Life Government Securities Series S Class	04	2002	10.099	10.855	552,995
MFS/Sun Life Government Securities Series S Class	04	2001	10.000	10.099	168,112

MFS/Sun Life High Yield Series	01	2005	12.083	12.169	488,861
MFS/Sun Life High Yield Series	01	2004	11.193	12.083	615,550
MFS/Sun Life High Yield Series	01	2003	9.352	11.193	715,051
MFS/Sun Life High Yield Series	01	2002	9.240	9.352	528,944
MFS/Sun Life High Yield Series	01	2001	9.215	9.240	600,049
MFS/Sun Life High Yield Series	01	2000	10.000	9.215	246,939

MFS/Sun Life High Yield Series	02	2005	11.998	12.065	510,807
MFS/Sun Life High Yield Series	02	2004	11.131	11.998	611,566
MFS/Sun Life High Yield Series	02	2003	9.315	11.131	655,726
MFS/Sun Life High Yield Series	02	2002	9.217	9.315	555,908
MFS/Sun Life High Yield Series	02	2001	9.206	9.217	664,900
MFS/Sun Life High Yield Series	02	2000	10.000	9.206	277,607

MFS/Sun Life High Yield Series	03	2005	11.941	11.996	725,915
MFS/Sun Life High Yield Series	03	2004	11.090	11.941	851,538
MFS/Sun Life High Yield Series	03	2003	9.290	11.090	1,012,532
MFS/Sun Life High Yield Series	03	2002	9.202	9.290	791,049
MFS/Sun Life High Yield Series	03	2001	9.201	9.202	844,032
MFS/Sun Life High Yield Series	03	2000	10.000	9.201	410,208

MFS/Sun Life High Yield Series	04	2005	11.857	11.893	495,530
MFS/Sun Life High Yield Series	04	2004	11.028	11.857	559,329
MFS/Sun Life High Yield Series	04	2003	9.252	11.028	639,204
MFS/Sun Life High Yield Series	04	2002	9.179	9.252	404,944
MFS/Sun Life High Yield Series	04	2001	9.192	9.179	455,393
MFS/Sun Life High Yield Series	04	2000	10.000	9.192	174,044

MFS/Sun Life High Yield Series S Class	01	2005	12.826	12.885	149,930
MFS/Sun Life High Yield Series S Class	01	2004	11.900	12.826	230,678
MFS/Sun Life High Yield Series S Class	01	2003	9.962	11.900	240,309
MFS/Sun Life High Yield Series S Class	01	2002	9.880	9.962	233,213
MFS/Sun Life High Yield Series S Class	01	2001	10.000	9.880	71,886

MFS/Sun Life High Yield Series S Class	02	2005	12.761	12.800	68,082
MFS/Sun Life High Yield Series S Class	02	2004	11.858	12.761	71,597
MFS/Sun Life High Yield Series S Class	02	2003	9.942	11.858	76,650
MFS/Sun Life High Yield Series S Class	02	2002	9.875	9.942	50,620
MFS/Sun Life High Yield Series S Class	02	2001	10.000	9.875	13,103

MFS/Sun Life High Yield Series S Class	03	2005	12.718	12.744	62,823
MFS/Sun Life High Yield Series S Class	03	2004	11.830	12.718	75,205
MFS/Sun Life High Yield Series S Class	03	2003	9.929	11.830	71,864
MFS/Sun Life High Yield Series S Class	03	2002	9.872	9.929	60,793
MFS/Sun Life High Yield Series S Class	03	2001	10.000	9.872	37,165

MFS/Sun Life High Yield Series S Class	04	2005	12.653	12.660	212,394
MFS/Sun Life High Yield Series S Class	04	2004	11.787	12.653	228,898
MFS/Sun Life High Yield Series S Class	04	2003	9.908	11.787	221,525
MFS/Sun Life High Yield Series S Class	04	2002	9.866	9.908	190,480
MFS/Sun Life High Yield Series S Class	04	2001	10.000	9.866	53,387

MFS/Sun Life International Growth Series	01	2005	10.722	12.142	284,435
MFS/Sun Life International Growth Series	01	2004	9.147	10.722	321,201
MFS/Sun Life International Growth Series	01	2003	6.694	9.147	316,005
MFS/Sun Life International Growth Series	01	2002	7.709	6.694	347,110
MFS/Sun Life International Growth Series	01	2001	9.300	7.709	402,147
MFS/Sun Life International Growth Series	01	2000	10.000	9.300	96,662

MFS/Sun Life International Growth Series	02	2005	10.646	12.038	378,636
MFS/Sun Life International Growth Series	02	2004	9.097	10.646	410,430
MFS/Sun Life International Growth Series	02	2003	6.667	9.097	428,254
MFS/Sun Life International Growth Series	02	2002	7.689	6.667	470,672
MFS/Sun Life International Growth Series	02	2001	9.291	7.689	528,053
MFS/Sun Life International Growth Series	02	2000	10.000	9.291	78,014

MFS/Sun Life International Growth Series	03	2005	10.596	11.970	823,377
MFS/Sun Life International Growth Series	03	2004	9.063	10.596	865,571
MFS/Sun Life International Growth Series	03	2003	6.649	9.063	860,086
MFS/Sun Life International Growth Series	03	2002	7.676	6.649	939,783
MFS/Sun Life International Growth Series	03	2001	9.285	7.676	1,085,651
MFS/Sun Life International Growth Series	03	2000	10.000	9.285	229,167

MFS/Sun Life International Growth Series	04	2005	10.521	11.867	244,305
MFS/Sun Life International Growth Series	04	2004	9.013	10.521	249,325
MFS/Sun Life International Growth Series	04	2003	6.622	9.013	270,949
MFS/Sun Life International Growth Series	04	2002	7.657	6.622	354,596
MFS/Sun Life International Growth Series	04	2001	9.276	7.657	470,586
MFS/Sun Life International Growth Series	04	2000	10.000	9.276	11,409

MFS/Sun Life International Growth Series S Class	01	2005	13.122	14.824	82,351
MFS/Sun Life International Growth Series S Class	01	2004	11.230	13.122	85,826
MFS/Sun Life International Growth Series S Class	01	2003	8.236	11.230	147,068
MFS/Sun Life International Growth Series S Class	01	2002	9.499	8.236	70,812
MFS/Sun Life International Growth Series S Class	01	2001	10.000	9.499	21,268

MFS/Sun Life International Growth Series S Class	02	2005	13.056	14.726	51,595
MFS/Sun Life International Growth Series S Class	02	2004	11.189	13.056	52,122
MFS/Sun Life International Growth Series S Class	02	2003	8.219	11.189	35,835
MFS/Sun Life International Growth Series S Class	02	2002	9.494	8.219	28,885
MFS/Sun Life International Growth Series S Class	02	2001	10.000	9.494	13,468

MFS/Sun Life International Growth Series S Class	03	2005	13.011	14.661	55,414
MFS/Sun Life International Growth Series S Class	03	2004	11.163	13.011	57,853
MFS/Sun Life International Growth Series S Class	03	2003	8.208	11.163	53,234
MFS/Sun Life International Growth Series S Class	03	2002	9.490	8.208	59,811
MFS/Sun Life International Growth Series S Class	03	2001	10.000	9.490	27,872

MFS/Sun Life International Growth Series S Class	04	2005	12.945	14.564	98,866
MFS/Sun Life International Growth Series S Class	04	2004	11.123	12.945	94,563
MFS/Sun Life International Growth Series S Class	04	2003	8.191	11.123	84,370
MFS/Sun Life International Growth Series S Class	04	2002	9.485	8.191	88,083
MFS/Sun Life International Growth Series S Class	04	2001	10.000	9.485	33,631

MFS/Sun Life International Value Series	01	2005	12.612	14.322	135,611
MFS/Sun Life International Value Series	01	2004	9.997	12.612	121,881
MFS/Sun Life International Value Series	01	2003	7.591	9.997	101,519
MFS/Sun Life International Value Series	01	2002	8.190	7.591	84,088
MFS/Sun Life International Value Series	01	2001	9.730	8.190	142,671
MFS/Sun Life International Value Series	01	2000	10.000	9.730	96,662

MFS/Sun Life International Value Series	02	2005	12.524	14.199	182,644
MFS/Sun Life International Value Series	02	2004	9.942	12.524	106,151
MFS/Sun Life International Value Series	02	2003	7.561	9.942	81,634
MFS/Sun Life International Value Series	02	2002	8.169	7.561	80,612
MFS/Sun Life International Value Series	02	2001	9.720	8.169	83,188
MFS/Sun Life International Value Series	02	2000	10.000	9.720	78,014

MFS/Sun Life International Value Series	03	2005	12.465	14.119	539,717
MFS/Sun Life International Value Series	03	2004	9.905	12.465	388,833
MFS/Sun Life International Value Series	03	2003	7.541	9.905	282,412
MFS/Sun Life International Value Series	03	2002	8.156	7.541	253,607
MFS/Sun Life International Value Series	03	2001	9.714	8.156	282,389
MFS/Sun Life International Value Series	03	2000	10.000	9.714	229,167

MFS/Sun Life International Value Series	04	2005	12.377	13.998	120,057
MFS/Sun Life International Value Series	04	2004	9.850	12.377	104,094
MFS/Sun Life International Value Series	04	2003	7.511	9.850	97,175
MFS/Sun Life International Value Series	04	2002	8.136	7.511	96,329
MFS/Sun Life International Value Series	04	2001	9.705	8.136	28,159
MFS/Sun Life International Value Series	04	2000	10.000	9.705	11,409

MFS/Sun Life International Value Series S Class	01	2005	14.347	16.251	77,293
MFS/Sun Life International Value Series S Class	01	2004	11.397	14.347	43,576
MFS/Sun Life International Value Series S Class	01	2003	8.682	11.397	100,343
MFS/Sun Life International Value Series S Class	01	2002	9.369	8.682	11,407
MFS/Sun Life International Value Series S Class	01	2001	10.000	9.369	0

MFS/Sun Life International Value Series S Class	02	2005	14.274	16.144	31,806
MFS/Sun Life International Value Series S Class	02	2004	11.356	14.274	15,015
MFS/Sun Life International Value Series S Class	02	2003	8.665	11.356	11,219
MFS/Sun Life International Value Series S Class	02	2002	9.364	8.665	12,588
MFS/Sun Life International Value Series S Class	02	2001	10.000	9.364	879

MFS/Sun Life International Value Series S Class	03	2005	14.226	16.073	17,566
MFS/Sun Life International Value Series S Class	03	2004	11.329	14.226	12,098
MFS/Sun Life International Value Series S Class	03	2003	8.653	11.329	10,971
MFS/Sun Life International Value Series S Class	03	2002	9.360	8.653	8,585
MFS/Sun Life International Value Series S Class	03	2001	10.000	9.360	229

MFS/Sun Life International Value Series S Class	04	2005	14.153	15.967	103,814
MFS/Sun Life International Value Series S Class	04	2004	11.289	14.153	64,401
MFS/Sun Life International Value Series S Class	04	2003	8.635	11.289	20,020
MFS/Sun Life International Value Series S Class	04	2002	9.355	8.635	10,241
MFS/Sun Life International Value Series S Class	04	2001	10.000	9.355	1,836

MFS/Sun Life Managed Sectors Series	01	2005	4.990	10.000	0
MFS/Sun Life Managed Sectors Series	01	2004	4.746	4.990	262,099
MFS/Sun Life Managed Sectors Series	01	2003	3.844	4.746	318,271
MFS/Sun Life Managed Sectors Series	01	2002	5.270	3.844	371,126
MFS/Sun Life Managed Sectors Series	01	2001	8.294	5.270	442,617
MFS/Sun Life Managed Sectors Series	01	2000	10.000	8.294	342,650

MFS/Sun Life Managed Sectors Series	02	2005	4.955	10.000	0
MFS/Sun Life Managed Sectors Series	02	2004	4.720	4.955	359,818
MFS/Sun Life Managed Sectors Series	02	2003	3.828	4.720	394,984
MFS/Sun Life Managed Sectors Series	02	2002	5.257	3.828	468,817
MFS/Sun Life Managed Sectors Series	02	2001	8.286	5.257	510,790
MFS/Sun Life Managed Sectors Series	02	2000	10.000	8.286	485,882

MFS/Sun Life Managed Sectors Series	03	2005	4.931	10.000	0
MFS/Sun Life Managed Sectors Series	03	2004	4.702	4.931	859,823
MFS/Sun Life Managed Sectors Series	03	2003	3.818	4.702	915,460
MFS/Sun Life Managed Sectors Series	03	2002	5.248	3.818	999,255
MFS/Sun Life Managed Sectors Series	03	2001	8.281	5.248	1,161,695
MFS/Sun Life Managed Sectors Series	03	2000	10.000	8.281	1,051,021

MFS/Sun Life Managed Sectors Series	04	2005	4.897	10.000	0
MFS/Sun Life Managed Sectors Series	04	2004	4.676	4.897	286,470
MFS/Sun Life Managed Sectors Series	04	2003	3.803	4.676	309,451
MFS/Sun Life Managed Sectors Series	04	2002	5.235	3.803	340,656
MFS/Sun Life Managed Sectors Series	04	2001	8.273	5.235	447,275
MFS/Sun Life Managed Sectors Series	04	2000	10.000	8.273	395,973

MFS/Sun Life Managed Sectors Series S Class	01	2005	9.047	10.000	0
MFS/Sun Life Managed Sectors Series S Class	01	2004	8.625	9.047	32,107
MFS/Sun Life Managed Sectors Series S Class	01	2003	7.007	8.625	30,357
MFS/Sun Life Managed Sectors Series S Class	01	2002	9.628	7.007	26,271
MFS/Sun Life Managed Sectors Series S Class	01	2001	10.000	9.628	1,465

MFS/Sun Life Managed Sectors Series S Class	02	2005	9.001	10.000	0
MFS/Sun Life Managed Sectors Series S Class	02	2004	8.594	9.001	8,090
MFS/Sun Life Managed Sectors Series S Class	02	2003	6.992	8.594	8,090
MFS/Sun Life Managed Sectors Series S Class	02	2002	9.622	6.992	30,628
MFS/Sun Life Managed Sectors Series S Class	02	2001	10.000	9.622	329

MFS/Sun Life Managed Sectors Series S Class	03	2005	8.971	10.000	0
MFS/Sun Life Managed Sectors Series S Class	03	2004	8.574	8.971	20,727
MFS/Sun Life Managed Sectors Series S Class	03	2003	6.983	8.574	14,739
MFS/Sun Life Managed Sectors Series S Class	03	2002	9.619	6.983	14,855
MFS/Sun Life Managed Sectors Series S Class	03	2001	10.000	9.619	15,195

MFS/Sun Life Managed Sectors Series S Class	04	2005	8.925	10.000	0
MFS/Sun Life Managed Sectors Series S Class	04	2004	8.543	8.925	42,749
MFS/Sun Life Managed Sectors Series S Class	04	2003	6.968	8.543	44,204
MFS/Sun Life Managed Sectors Series S Class	04	2002	9.614	6.968	34,401
MFS/Sun Life Managed Sectors Series S Class	04	2001	10.000	9.614	17,422

MFS/Sun Life Massachusetts Investors Growth Series	01	2005	6.494	6.680	1,700,262
MFS/Sun Life Massachusetts Investors Growth Series	01	2004	6.012	6.494	1,918,686
MFS/Sun Life Massachusetts Investors Growth Series	01	2003	4.944	6.012	2,199,284
MFS/Sun Life Massachusetts Investors Growth Series	01	2002	6.973	4.944	2,405,111
MFS/Sun Life Massachusetts Investors Growth Series	01	2001	9.422	6.973	3,000,574
MFS/Sun Life Massachusetts Investors Growth Series	01	2000	10.000	9.422	2,157,935

MFS/Sun Life Massachusetts Investors Growth Series	02	2005	6.448	6.622	1,870,414
MFS/Sun Life Massachusetts Investors Growth Series	02	2004	5.978	6.448	2,231,351
MFS/Sun Life Massachusetts Investors Growth Series	02	2003	4.924	5.978	2,565,633
MFS/Sun Life Massachusetts Investors Growth Series	02	2002	6.956	4.924	2,836,560
MFS/Sun Life Massachusetts Investors Growth Series	02	2001	9.413	6.956	3,631,597
MFS/Sun Life Massachusetts Investors Growth Series	02	2000	10.000	9.413	2,559,854

MFS/Sun Life Massachusetts Investors Growth Series	03	2005	6.417	6.584	3,671,339
MFS/Sun Life Massachusetts Investors Growth Series	03	2004	5.956	6.417	4,315,355
MFS/Sun Life Massachusetts Investors Growth Series	03	2003	4.911	5.956	5,006,699
MFS/Sun Life Massachusetts Investors Growth Series	03	2002	6.944	4.911	5,278,480
MFS/Sun Life Massachusetts Investors Growth Series	03	2001	9.407	6.944	6,395,839
MFS/Sun Life Massachusetts Investors Growth Series	03	2000	10.000	9.407	4,923,997

MFS/Sun Life Massachusetts Investors Growth Series	04	2005	6.372	6.528	1,518,285
MFS/Sun Life Massachusetts Investors Growth Series	04	2004	5.923	6.372	1,729,560
MFS/Sun Life Massachusetts Investors Growth Series	04	2003	4.891	5.923	1,752,199
MFS/Sun Life Massachusetts Investors Growth Series	04	2002	6.926	4.891	1,925,613
MFS/Sun Life Massachusetts Investors Growth Series	04	2001	9.398	6.926	2,221,381
MFS/Sun Life Massachusetts Investors Growth Series	04	2000	10.000	9.398	1,511,093

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.029	9.268	230,358
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.378	9.029	247,186
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	6.920	8.378	431,473
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	9.769	6.920	214,623
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2001	10.000	9.769	206,672

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	8.983	9.207	110,257
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.348	8.983	141,543
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	6.906	8.348	147,334
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	9.764	6.906	118,995
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2001	10.000	9.764	28,935

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	8.952	9.166	143,659
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.328	8.952	164,508
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	6.897	8.328	180,342
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	9.760	6.897	198,979
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2001	10.000	9.760	69,983

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	8.906	9.105	243,700
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.298	8.906	261,514
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	6.882	8.298	271,001
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	9.755	6.882	247,446
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2001	10.000	9.755	113,890

MFS/Sun Life Massachusetts Investors Trust Series	01	2005	8.678	9.211	1,450,206
MFS/Sun Life Massachusetts Investors Trust Series	01	2004	7.863	8.678	1,672,778
MFS/Sun Life Massachusetts Investors Trust Series	01	2003	6.495	7.863	1,876,044
MFS/Sun Life Massachusetts Investors Trust Series	01	2002	8.367	6.495	2,102,877
MFS/Sun Life Massachusetts Investors Trust Series	01	2001	10.076	8.367	2,386,637
MFS/Sun Life Massachusetts Investors Trust Series	01	2000	10.000	10.076	1,567,339

MFS/Sun Life Massachusetts Investors Trust Series	02	2005	8.616	9.132	2,062,238
MFS/Sun Life Massachusetts Investors Trust Series	02	2004	7.819	8.616	2,406,728
MFS/Sun Life Massachusetts Investors Trust Series	02	2003	6.469	7.819	2,397,252
MFS/Sun Life Massachusetts Investors Trust Series	02	2002	8.346	6.469	2,611,340
MFS/Sun Life Massachusetts Investors Trust Series	02	2001	10.066	8.346	3,160,046
MFS/Sun Life Massachusetts Investors Trust Series	02	2000	10.000	10.066	2,171,833

MFS/Sun Life Massachusetts Investors Trust Series	03	2005	8.576	9.080	3,811,097
MFS/Sun Life Massachusetts Investors Trust Series	03	2004	7.791	8.576	4,325,002
MFS/Sun Life Massachusetts Investors Trust Series	03	2003	6.452	7.791	4,756,513
MFS/Sun Life Massachusetts Investors Trust Series	03	2002	8.332	6.452	5,257,899
MFS/Sun Life Massachusetts Investors Trust Series	03	2001	10.060	8.332	6,128,462
MFS/Sun Life Massachusetts Investors Trust Series	03	2000	10.000	10.060	4,232,336

MFS/Sun Life Massachusetts Investors Trust Series	04	2005	8.515	9.002	1,408,715
MFS/Sun Life Massachusetts Investors Trust Series	04	2004	7.747	8.515	1,580,174
MFS/Sun Life Massachusetts Investors Trust Series	04	2003	6.426	7.747	1,779,918
MFS/Sun Life Massachusetts Investors Trust Series	04	2002	8.311	6.426	1,947,932
MFS/Sun Life Massachusetts Investors Trust Series	04	2001	10.050	8.311	2,300,970
MFS/Sun Life Massachusetts Investors Trust Series	04	2000	10.000	10.050	1,325,352

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	9.948	10.531	455,308
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.034	9.948	530,478
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.486	9.034	719,849
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	9.664	7.486	455,881
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2001	10.000	9.664	169,450

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	9.897	10.462	207,821
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.002	9.897	220,926
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.471	9.002	232,671
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	9.659	7.471	182,264
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2001	10.000	9.659	89,369

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	9.864	10.416	328,338
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	8.981	9.864	369,783
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.461	8.981	379,688
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	9.656	7.461	358,209
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2001	10.000	9.656	153,686

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	9.813	10.347	443,861
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	8.948	9.813	474,526
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.445	8.948	467,572
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	9.651	7.445	480,066
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2001	10.000	9.651	166,841

MFS/Sun Life Mid Cap Growth Series	01	2005	5.591	5.681	358,401
MFS/Sun Life Mid Cap Growth Series	01	2004	4.950	5.591	421,661
MFS/Sun Life Mid Cap Growth Series	01	2003	3.643	4.950	431,606
MFS/Sun Life Mid Cap Growth Series	01	2002	6.996	3.643	547,477
MFS/Sun Life Mid Cap Growth Series	01	2001	9.242	6.996	338,295
MFS/Sun Life Mid Cap Growth Series	01	2000	10.000	9.242	76,464

MFS/Sun Life Mid Cap Growth Series	02	2005	5.555	5.636	460,970
MFS/Sun Life Mid Cap Growth Series	02	2004	4.925	5.555	486,445
MFS/Sun Life Mid Cap Growth Series	02	2003	3.630	4.925	536,628
MFS/Sun Life Mid Cap Growth Series	02	2002	6.982	3.630	367,288
MFS/Sun Life Mid Cap Growth Series	02	2001	9.238	6.982	387,483
MFS/Sun Life Mid Cap Growth Series	02	2000	10.000	9.238	142,977

MFS/Sun Life Mid Cap Growth Series	03	2005	5.530	5.605	1,080,069
MFS/Sun Life Mid Cap Growth Series	03	2004	4.908	5.530	1,211,820
MFS/Sun Life Mid Cap Growth Series	03	2003	3.622	4.908	1,122,244
MFS/Sun Life Mid Cap Growth Series	03	2002	6.973	3.622	895,229
MFS/Sun Life Mid Cap Growth Series	03	2001	9.235	6.973	950,186
MFS/Sun Life Mid Cap Growth Series	03	2000	10.000	9.235	399,687

MFS/Sun Life Mid Cap Growth Series	04	2005	5.494	5.560	632,811
MFS/Sun Life Mid Cap Growth Series	04	2004	4.884	5.494	710,962
MFS/Sun Life Mid Cap Growth Series	04	2003	3.609	4.884	643,079
MFS/Sun Life Mid Cap Growth Series	04	2002	6.959	3.609	889,591
MFS/Sun Life Mid Cap Growth Series	04	2001	9.231	6.959	483,477
MFS/Sun Life Mid Cap Growth Series	04	2000	10.000	9.231	137,221

MFS/Sun Life Mid Cap Growth Series S Class	01	2005	7.651	7.749	81,804
MFS/Sun Life Mid Cap Growth Series S Class	01	2004	6.793	7.651	150,554
MFS/Sun Life Mid Cap Growth Series S Class	01	2003	5.019	6.793	266,702
MFS/Sun Life Mid Cap Growth Series S Class	01	2002	9.640	5.019	86,746
MFS/Sun Life Mid Cap Growth Series S Class	01	2001	10.000	9.640	78,107

MFS/Sun Life Mid Cap Growth Series S Class	02	2005	7.612	7.698	65,026
MFS/Sun Life Mid Cap Growth Series S Class	02	2004	6.769	7.612	80,674
MFS/Sun Life Mid Cap Growth Series S Class	02	2003	5.009	6.769	75,870
MFS/Sun Life Mid Cap Growth Series S Class	02	2002	9.635	5.009	68,259
MFS/Sun Life Mid Cap Growth Series S Class	02	2001	10.000	9.635	7,281

MFS/Sun Life Mid Cap Growth Series S Class	03	2005	7.586	7.664	82,249
MFS/Sun Life Mid Cap Growth Series S Class	03	2004	6.753	7.586	79,499
MFS/Sun Life Mid Cap Growth Series S Class	03	2003	5.002	6.753	67,339
MFS/Sun Life Mid Cap Growth Series S Class	03	2002	9.632	5.002	41,171
MFS/Sun Life Mid Cap Growth Series S Class	03	2001	10.000	9.632	13,884

MFS/Sun Life Mid Cap Growth Series S Class	04	2005	7.547	7.614	259,718
MFS/Sun Life Mid Cap Growth Series S Class	04	2004	6.728	7.547	317,974
MFS/Sun Life Mid Cap Growth Series S Class	04	2003	4.992	6.728	265,803
MFS/Sun Life Mid Cap Growth Series S Class	04	2002	9.627	4.992	221,879
MFS/Sun Life Mid Cap Growth Series S Class	04	2001	10.000	9.627	63,395

MFS/Sun Life Mid Cap Value Series S Class	01	2005	12.247	12.964	37,192
MFS/Sun Life Mid Cap Value Series S Class	01	2004	10.208	12.247	25,294
MFS/Sun Life Mid Cap Value Series S Class	01	2003	7.852	10.208	96,772
MFS/Sun Life Mid Cap Value Series S Class	01	2002	10.000	7.852	11,246

MFS/Sun Life Mid Cap Value Series S Class	02	2005	12.197	12.891	29,919
MFS/Sun Life Mid Cap Value Series S Class	02	2004	10.182	12.197	24,397
MFS/Sun Life Mid Cap Value Series S Class	02	2003	7.844	10.182	10,707
MFS/Sun Life Mid Cap Value Series S Class	02	2002	10.000	7.844	794

MFS/Sun Life Mid Cap Value Series S Class	03	2005	12.164	12.843	25,351
MFS/Sun Life Mid Cap Value Series S Class	03	2004	10.164	12.164	23,157
MFS/Sun Life Mid Cap Value Series S Class	03	2003	7.839	10.164	13,967
MFS/Sun Life Mid Cap Value Series S Class	03	2002	10.000	7.839	5,746

MFS/Sun Life Mid Cap Value Series S Class	04	2005	12.115	12.771	65,598
MFS/Sun Life Mid Cap Value Series S Class	04	2004	10.138	12.115	83,258
MFS/Sun Life Mid Cap Value Series S Class	04	2003	7.831	10.138	33,289
MFS/Sun Life Mid Cap Value Series S Class	04	2002	10.000	7.831	15,213

MFS/Sun Life Money Market Series	01	2005	10.378	10.506	479,827
MFS/Sun Life Money Market Series	01	2004	10.445	10.378	438,166
MFS/Sun Life Money Market Series	01	2003	10.532	10.445	636,294
MFS/Sun Life Money Market Series	01	2002	10.553	10.532	1,073,942
MFS/Sun Life Money Market Series	01	2001	10.318	10.553	1,549,642
MFS/Sun Life Money Market Series	01	2000	10.000	10.318	728,487

MFS/Sun Life Money Market Series	02	2005	10.305	10.416	622,765
MFS/Sun Life Money Market Series	02	2004	10.387	10.305	700,139
MFS/Sun Life Money Market Series	02	2003	10.490	10.387	928,299
MFS/Sun Life Money Market Series	02	2002	10.526	10.490	1,331,642
MFS/Sun Life Money Market Series	02	2001	10.308	10.526	1,472,652
MFS/Sun Life Money Market Series	02	2000	10.000	10.308	741,527

MFS/Sun Life Money Market Series	03	2005	10.256	10.357	938,709
MFS/Sun Life Money Market Series	03	2004	10.349	10.256	1,081,541
MFS/Sun Life Money Market Series	03	2003	10.462	10.349	1,364,899
MFS/Sun Life Money Market Series	03	2002	10.509	10.462	2,237,957
MFS/Sun Life Money Market Series	03	2001	10.302	10.509	2,347,088
MFS/Sun Life Money Market Series	03	2000	10.000	10.302	1,220,849

MFS/Sun Life Money Market Series	04	2005	10.184	10.268	376,127
MFS/Sun Life Money Market Series	04	2004	10.291	10.184	368,286
MFS/Sun Life Money Market Series	04	2003	10.420	10.291	622,825
MFS/Sun Life Money Market Series	04	2002	10.482	10.420	970,150
MFS/Sun Life Money Market Series	04	2001	10.292	10.482	1,092,372
MFS/Sun Life Money Market Series	04	2000	10.000	10.292	568,861

MFS/Sun Life Money Market Series S Class	01	2005	9.784	9.880	422,578
MFS/Sun Life Money Market Series S Class	01	2004	9.872	9.784	218,696
MFS/Sun Life Money Market Series S Class	01	2003	9.979	9.872	268,294
MFS/Sun Life Money Market Series S Class	01	2002	10.023	9.979	902,625
MFS/Sun Life Money Market Series S Class	01	2001	10.000	10.023	189,231

MFS/Sun Life Money Market Series S Class	02	2005	9.734	9.815	61,288
MFS/Sun Life Money Market Series S Class	02	2004	9.836	9.734	59,935
MFS/Sun Life Money Market Series S Class	02	2003	9.959	9.836	115,660
MFS/Sun Life Money Market Series S Class	02	2002	10.018	9.959	150,920
MFS/Sun Life Money Market Series S Class	02	2001	10.000	10.018	85,498

MFS/Sun Life Money Market Series S Class	03	2005	9.701	9.772	56,064
MFS/Sun Life Money Market Series S Class	03	2004	9.813	9.701	42,886
MFS/Sun Life Money Market Series S Class	03	2003	9.945	9.813	168,476
MFS/Sun Life Money Market Series S Class	03	2002	10.015	9.945	266,966
MFS/Sun Life Money Market Series S Class	03	2001	10.000	10.015	157,346

MFS/Sun Life Money Market Series S Class	04	2005	9.652	9.707	184,882
MFS/Sun Life Money Market Series S Class	04	2004	9.778	9.652	183,463
MFS/Sun Life Money Market Series S Class	04	2003	9.925	9.778	183,788
MFS/Sun Life Money Market Series S Class	04	2002	10.009	9.925	547,993
MFS/Sun Life Money Market Series S Class	04	2001	10.000	10.009	168,448

MFS/Sun Life New Discovery Series	01	2005	8.946	9.276	453,312
MFS/Sun Life New Discovery Series	01	2004	8.446	8.946	529,799
MFS/Sun Life New Discovery Series	01	2003	6.335	8.446	580,546
MFS/Sun Life New Discovery Series	01	2002	9.660	6.335	677,997
MFS/Sun Life New Discovery Series	01	2001	10.331	9.660	732,851
MFS/Sun Life New Discovery Series	01	2000	10.000	10.331	529,521

MFS/Sun Life New Discovery Series	02	2005	8.883	9.196	800,877
MFS/Sun Life New Discovery Series	02	2004	8.399	8.883	931,374
MFS/Sun Life New Discovery Series	02	2003	6.309	8.399	981,643
MFS/Sun Life New Discovery Series	02	2002	9.636	6.309	994,477
MFS/Sun Life New Discovery Series	02	2001	10.321	9.636	1,143,945
MFS/Sun Life New Discovery Series	02	2000	10.000	10.321	869,196

MFS/Sun Life New Discovery Series	03	2005	8.841	9.144	1,286,448
MFS/Sun Life New Discovery Series	03	2004	8.368	8.841	1,499,753
MFS/Sun Life New Discovery Series	03	2003	6.292	8.368	1,660,924
MFS/Sun Life New Discovery Series	03	2002	9.620	6.292	1,859,612
MFS/Sun Life New Discovery Series	03	2001	10.315	9.620	2,106,033
MFS/Sun Life New Discovery Series	03	2000	10.000	10.315	1,704,282

MFS/Sun Life New Discovery Series	04	2005	8.778	9.065	685,941
MFS/Sun Life New Discovery Series	04	2004	8.321	8.778	745,279
MFS/Sun Life New Discovery Series	04	2003	6.267	8.321	816,862
MFS/Sun Life New Discovery Series	04	2002	9.595	6.267	913,888
MFS/Sun Life New Discovery Series	04	2001	10.304	9.595	957,145
MFS/Sun Life New Discovery Series	04	2000	10.000	10.304	664,181

MFS/Sun Life New Discovery Series S Class	01	2005	9.467	9.793	122,499
MFS/Sun Life New Discovery Series S Class	01	2004	8.960	9.467	129,323
MFS/Sun Life New Discovery Series S Class	01	2003	6.734	8.960	301,456
MFS/Sun Life New Discovery Series S Class	01	2002	10.301	6.734	110,871
MFS/Sun Life New Discovery Series S Class	01	2001	10.000	10.301	138,255

MFS/Sun Life New Discovery Series S Class	02	2005	9.419	9.728	69,254
MFS/Sun Life New Discovery Series S Class	02	2004	8.929	9.419	71,218
MFS/Sun Life New Discovery Series S Class	02	2003	6.721	8.929	93,938
MFS/Sun Life New Discovery Series S Class	02	2002	10.295	6.721	81,713
MFS/Sun Life New Discovery Series S Class	02	2001	10.000	10.295	37,358

MFS/Sun Life New Discovery Series S Class	03	2005	9.387	9.686	76,783
MFS/Sun Life New Discovery Series S Class	03	2004	8.907	9.387	90,461
MFS/Sun Life New Discovery Series S Class	03	2003	6.711	8.907	90,227
MFS/Sun Life New Discovery Series S Class	03	2002	10.292	6.711	86,780
MFS/Sun Life New Discovery Series S Class	03	2001	10.000	10.292	38,880

MFS/Sun Life New Discovery Series S Class	04	2005	9.339	9.621	201,913
MFS/Sun Life New Discovery Series S Class	04	2004	8.875	9.339	244,105
MFS/Sun Life New Discovery Series S Class	04	2003	6.698	8.875	191,679
MFS/Sun Life New Discovery Series S Class	04	2002	10.286	6.698	213,470
MFS/Sun Life New Discovery Series S Class	04	2001	10.000	10.286	72,082

MFS/Sun Life Research International Series	01	2005	10.274	11.802	277,416
MFS/Sun Life Research International Series	01	2004	8.602	10.274	292,443
MFS/Sun Life Research International Series	01	2003	6.521	8.602	302,965
MFS/Sun Life Research International Series	01	2002	7.475	6.521	394,956
MFS/Sun Life Research International Series	01	2001	9.223	7.475	404,539
MFS/Sun Life Research International Series	01	2000	10.000	9.223	307,752

MFS/Sun Life Research International Series	02	2005	10.201	11.701	449,577
MFS/Sun Life Research International Series	02	2004	8.554	10.201	506,438
MFS/Sun Life Research International Series	02	2003	6.494	8.554	505,887
MFS/Sun Life Research International Series	02	2002	7.456	6.494	515,954
MFS/Sun Life Research International Series	02	2001	9.214	7.456	656,531
MFS/Sun Life Research International Series	02	2000	10.000	9.214	504,142

MFS/Sun Life Research International Series	03	2005	10.153	11.634	873,583
MFS/Sun Life Research International Series	03	2004	8.523	10.153	976,018
MFS/Sun Life Research International Series	03	2003	6.477	8.523	963,237
MFS/Sun Life Research International Series	03	2002	7.443	6.477	1,070,807
MFS/Sun Life Research International Series	03	2001	9.208	7.443	1,234,095
MFS/Sun Life Research International Series	03	2000	10.000	9.208	995,558

MFS/Sun Life Research International Series	04	2005	10.081	11.534	243,084
MFS/Sun Life Research International Series	04	2004	8.475	10.081	257,954
MFS/Sun Life Research International Series	04	2003	6.451	8.475	300,191
MFS/Sun Life Research International Series	04	2002	7.425	6.451	377,643
MFS/Sun Life Research International Series	04	2001	9.199	7.425	330,427
MFS/Sun Life Research International Series	04	2000	10.000	9.199	272,786

MFS/Sun Life Research International Series S Class	01	2005	12.848	14.713	52,061
MFS/Sun Life Research International Series S Class	01	2004	10.779	12.848	53,845
MFS/Sun Life Research International Series S Class	01	2003	8.198	10.779	49,797
MFS/Sun Life Research International Series S Class	01	2002	9.414	8.198	44,879
MFS/Sun Life Research International Series S Class	01	2001	10.000	9.414	88,305

MFS/Sun Life Research International Series S Class	02	2005	12.783	14.616	14,891
MFS/Sun Life Research International Series S Class	02	2004	10.740	12.783	18,663
MFS/Sun Life Research International Series S Class	02	2003	8.182	10.740	21,127
MFS/Sun Life Research International Series S Class	02	2002	9.409	8.182	13,858
MFS/Sun Life Research International Series S Class	02	2001	10.000	9.409	4,951

MFS/Sun Life Research International Series S Class	03	2005	12.740	14.552	28,207
MFS/Sun Life Research International Series S Class	03	2004	10.715	12.740	22,935
MFS/Sun Life Research International Series S Class	03	2003	8.170	10.715	22,133
MFS/Sun Life Research International Series S Class	03	2002	9.406	8.170	14,904
MFS/Sun Life Research International Series S Class	03	2001	10.000	9.406	8,856

MFS/Sun Life Research International Series S Class	04	2005	12.674	14.455	37,734
MFS/Sun Life Research International Series S Class	04	2004	10.676	12.674	36,474
MFS/Sun Life Research International Series S Class	04	2003	8.154	10.676	42,532
MFS/Sun Life Research International Series S Class	04	2002	9.401	8.154	40,710
MFS/Sun Life Research International Series S Class	04	2001	10.000	9.401	17,558

MFS/Sun Life Research Series	01	2005	7.652	8.145	561,221
MFS/Sun Life Research Series	01	2004	6.704	7.652	632,701
MFS/Sun Life Research Series	01	2003	5.428	6.704	672,607
MFS/Sun Life Research Series	01	2002	7.358	5.428	750,854
MFS/Sun Life Research Series	01	2001	9.499	7.358	927,541
MFS/Sun Life Research Series	01	2000	10.000	9.499	661,535

MFS/Sun Life Research Series	02	2005	7.598	8.075	533,745
MFS/Sun Life Research Series	02	2004	6.666	7.598	646,654
MFS/Sun Life Research Series	02	2003	5.406	6.666	761,934
MFS/Sun Life Research Series	02	2002	7.339	5.406	804,046
MFS/Sun Life Research Series	02	2001	9.489	7.339	1,065,435
MFS/Sun Life Research Series	02	2000	10.000	9.489	721,446

MFS/Sun Life Research Series	03	2005	7.562	8.029	980,095
MFS/Sun Life Research Series	03	2004	6.642	7.562	1,151,716
MFS/Sun Life Research Series	03	2003	5.391	6.642	1,347,239
MFS/Sun Life Research Series	03	2002	7.327	5.391	1,492,732
MFS/Sun Life Research Series	03	2001	9.483	7.327	1,774,210
MFS/Sun Life Research Series	03	2000	10.000	9.483	1,500,613

MFS/Sun Life Research Series	04	2005	7.508	7.960	474,734
MFS/Sun Life Research Series	04	2004	6.605	7.508	502,984
MFS/Sun Life Research Series	04	2003	5.370	6.605	554,513
MFS/Sun Life Research Series	04	2002	7.308	5.370	621,075
MFS/Sun Life Research Series	04	2001	9.474	7.308	705,627
MFS/Sun Life Research Series	04	2000	10.000	9.474	443,675

MFS/Sun Life Research Series S Class	01	2005	9.951	10.564	55,833
MFS/Sun Life Research Series S Class	01	2004	8.740	9.951	83,313
MFS/Sun Life Research Series S Class	01	2003	7.094	8.740	75,935
MFS/Sun Life Research Series S Class	01	2002	9.644	7.094	67,643
MFS/Sun Life Research Series S Class	01	2001	10.000	9.644	35,196

MFS/Sun Life Research Series S Class	02	2005	9.901	10.494	24,356
MFS/Sun Life Research Series S Class	02	2004	8.709	9.901	30,176
MFS/Sun Life Research Series S Class	02	2003	7.080	8.709	33,736
MFS/Sun Life Research Series S Class	02	2002	9.639	7.080	36,653
MFS/Sun Life Research Series S Class	02	2001	10.000	9.639	18,972

MFS/Sun Life Research Series S Class	03	2005	9.867	10.448	54,073
MFS/Sun Life Research Series S Class	03	2004	8.688	9.867	57,414
MFS/Sun Life Research Series S Class	03	2003	7.070	8.688	62,535
MFS/Sun Life Research Series S Class	03	2002	9.635	7.070	57,054
MFS/Sun Life Research Series S Class	03	2001	10.000	9.635	8,901

MFS/Sun Life Research Series S Class	04	2005	9.817	10.379	46,745
MFS/Sun Life Research Series S Class	04	2004	8.657	9.817	56,743
MFS/Sun Life Research Series S Class	04	2003	7.055	8.657	57,439
MFS/Sun Life Research Series S Class	04	2002	9.630	7.055	84,901
MFS/Sun Life Research Series S Class	04	2001	10.000	9.630	30,392

MFS/Sun Life Strategic Growth Series	01	2005	5.804	5.800	208,394
MFS/Sun Life Strategic Growth Series	01	2004	5.514	5.804	242,645
MFS/Sun Life Strategic Growth Series	01	2003	4.387	5.514	250,865
MFS/Sun Life Strategic Growth Series	01	2002	6.368	4.387	266,565
MFS/Sun Life Strategic Growth Series	01	2001	8.575	6.368	352,981
MFS/Sun Life Strategic Growth Series	01	2000	10.000	8.575	253,737

MFS/Sun Life Strategic Growth Series	02	2005	5.763	5.751	389,004
MFS/Sun Life Strategic Growth Series	02	2004	5.483	5.763	466,473
MFS/Sun Life Strategic Growth Series	02	2003	4.369	5.483	459,134
MFS/Sun Life Strategic Growth Series	02	2002	6.352	4.369	461,147
MFS/Sun Life Strategic Growth Series	02	2001	8.567	6.352	539,212
MFS/Sun Life Strategic Growth Series	02	2000	10.000	8.567	401,168

MFS/Sun Life Strategic Growth Series	03	2005	5.736	5.718	783,010
MFS/Sun Life Strategic Growth Series	03	2004	5.463	5.736	936,954
MFS/Sun Life Strategic Growth Series	03	2003	4.357	5.463	942,932
MFS/Sun Life Strategic Growth Series	03	2002	6.342	4.357	945,395
MFS/Sun Life Strategic Growth Series	03	2001	8.561	6.342	1,093,787
MFS/Sun Life Strategic Growth Series	03	2000	10.000	8.561	850,553

MFS/Sun Life Strategic Growth Series	04	2005	5.695	5.669	158,885
MFS/Sun Life Strategic Growth Series	04	2004	5.432	5.695	192,220
MFS/Sun Life Strategic Growth Series	04	2003	4.340	5.432	203,343
MFS/Sun Life Strategic Growth Series	04	2002	6.326	4.340	209,724
MFS/Sun Life Strategic Growth Series	04	2001	8.553	6.326	255,878
MFS/Sun Life Strategic Growth Series	04	2000	10.000	8.553	236,104

MFS/Sun Life Strategic Growth Series S Class	01	2005	8.816	8.790	19,181
MFS/Sun Life Strategic Growth Series S Class	01	2004	8.393	8.816	21,225
MFS/Sun Life Strategic Growth Series S Class	01	2003	6.703	8.393	35,138
MFS/Sun Life Strategic Growth Series S Class	01	2002	9.738	6.703	19,600
MFS/Sun Life Strategic Growth Series S Class	01	2001	10.000	9.738	6,666

MFS/Sun Life Strategic Growth Series S Class	02	2005	8.771	8.732	26,633
MFS/Sun Life Strategic Growth Series S Class	02	2004	8.363	8.771	32,328
MFS/Sun Life Strategic Growth Series S Class	02	2003	6.690	8.363	33,348
MFS/Sun Life Strategic Growth Series S Class	02	2002	9.732	6.690	26,358
MFS/Sun Life Strategic Growth Series S Class	02	2001	10.000	9.732	8,519

MFS/Sun Life Strategic Growth Series S Class	03	2005	8.741	8.693	19,967
MFS/Sun Life Strategic Growth Series S Class	03	2004	8.343	8.741	22,696
MFS/Sun Life Strategic Growth Series S Class	03	2003	6.681	8.343	23,238
MFS/Sun Life Strategic Growth Series S Class	03	2002	9.729	6.681	21,458
MFS/Sun Life Strategic Growth Series S Class	03	2001	10.000	9.729	2,847

MFS/Sun Life Strategic Growth Series S Class	04	2005	8.696	8.636	73,420
MFS/Sun Life Strategic Growth Series S Class	04	2004	8.313	8.696	60,085
MFS/Sun Life Strategic Growth Series S Class	04	2003	6.667	8.313	82,535
MFS/Sun Life Strategic Growth Series S Class	04	2002	9.724	6.667	65,816
MFS/Sun Life Strategic Growth Series S Class	04	2001	10.000	9.724	37,762

MFS/Sun Life Strategic Income Series	01	2005	13.085	13.139	82,870
MFS/Sun Life Strategic Income Series	01	2004	12.290	13.085	113,576
MFS/Sun Life Strategic Income Series	01	2003	11.047	12.290	122,209
MFS/Sun Life Strategic Income Series	01	2002	10.429	11.047	95,953
MFS/Sun Life Strategic Income Series	01	2001	10.240	10.429	111,965
MFS/Sun Life Strategic Income Series	01	2000	10.000	10.240	41,244

MFS/Sun Life Strategic Income Series	02	2005	12.993	13.027	183,946
MFS/Sun Life Strategic Income Series	02	2004	12.222	12.993	200,808
MFS/Sun Life Strategic Income Series	02	2003	11.002	12.222	201,916
MFS/Sun Life Strategic Income Series	02	2002	10.403	11.002	180,952
MFS/Sun Life Strategic Income Series	02	2001	10.230	10.403	120,636
MFS/Sun Life Strategic Income Series	02	2000	10.000	10.230	72,666

MFS/Sun Life Strategic Income Series	03	2005	12.932	12.953	347,889
MFS/Sun Life Strategic Income Series	03	2004	12.177	12.932	368,551
MFS/Sun Life Strategic Income Series	03	2003	10.973	12.177	376,501
MFS/Sun Life Strategic Income Series	03	2002	10.385	10.973	307,415
MFS/Sun Life Strategic Income Series	03	2001	10.223	10.385	326,778
MFS/Sun Life Strategic Income Series	03	2000	10.000	10.223	213,393

MFS/Sun Life Strategic Income Series	04	2005	12.840	12.842	100,430
MFS/Sun Life Strategic Income Series	04	2004	12.109	12.840	110,124
MFS/Sun Life Strategic Income Series	04	2003	10.929	12.109	142,705
MFS/Sun Life Strategic Income Series	04	2002	10.359	10.929	85,801
MFS/Sun Life Strategic Income Series	04	2001	10.213	10.359	92,453
MFS/Sun Life Strategic Income Series	04	2000	10.000	10.213	23,478

MFS/Sun Life Strategic Income Series S Class	01	2005	12.547	12.564	72,251
MFS/Sun Life Strategic Income Series S Class	01	2004	11.808	12.547	72,690
MFS/Sun Life Strategic Income Series S Class	01	2003	10.652	11.808	71,762
MFS/Sun Life Strategic Income Series S Class	01	2002	10.078	10.652	135,307
MFS/Sun Life Strategic Income Series S Class	01	2001	10.000	10.078	42,934

MFS/Sun Life Strategic Income Series S Class	02	2005	12.483	12.481	38,994
MFS/Sun Life Strategic Income Series S Class	02	2004	11.766	12.483	37,333
MFS/Sun Life Strategic Income Series S Class	02	2003	10.630	11.766	30,932
MFS/Sun Life Strategic Income Series S Class	02	2002	10.073	10.630	40,125
MFS/Sun Life Strategic Income Series S Class	02	2001	10.000	10.073	6,739

MFS/Sun Life Strategic Income Series S Class	03	2005	12.441	12.427	50,545
MFS/Sun Life Strategic Income Series S Class	03	2004	11.738	12.441	42,659
MFS/Sun Life Strategic Income Series S Class	03	2003	10.616	11.738	46,385
MFS/Sun Life Strategic Income Series S Class	03	2002	10.070	10.616	33,223
MFS/Sun Life Strategic Income Series S Class	03	2001	10.000	10.070	7,259

MFS/Sun Life Strategic Income Series S Class	04	2005	12.377	12.344	159,666
MFS/Sun Life Strategic Income Series S Class	04	2004	11.696	12.377	156,493
MFS/Sun Life Strategic Income Series S Class	04	2003	10.594	11.696	150,740
MFS/Sun Life Strategic Income Series S Class	04	2002	10.064	10.594	73,679
MFS/Sun Life Strategic Income Series S Class	04	2001	10.000	10.064	15,810

MFS/Sun Life Strategic Value Series S Class	01	2005	11.364	11.119	31,200
MFS/Sun Life Strategic Value Series S Class	01	2004	9.792	11.364	50,250
MFS/Sun Life Strategic Value Series S Class	01	2003	7.823	9.792	24,356
MFS/Sun Life Strategic Value Series S Class	01	2002	10.000	7.823	13,385

MFS/Sun Life Strategic Value Series S Class	02	2005	11.318	11.057	25,729
MFS/Sun Life Strategic Value Series S Class	02	2004	9.767	11.318	27,244
MFS/Sun Life Strategic Value Series S Class	02	2003	7.815	9.767	18,535
MFS/Sun Life Strategic Value Series S Class	02	2002	10.000	7.815	7,271

MFS/Sun Life Strategic Value Series S Class	03	2005	11.288	11.016	18,703
MFS/Sun Life Strategic Value Series S Class	03	2004	9.751	11.288	18,316
MFS/Sun Life Strategic Value Series S Class	03	2003	7.809	9.751	11,095
MFS/Sun Life Strategic Value Series S Class	03	2002	10.000	7.809	0

MFS/Sun Life Strategic Value Series S Class	04	2005	11.241	10.955	28,422
MFS/Sun Life Strategic Value Series S Class	04	2004	9.726	11.241	31,240
MFS/Sun Life Strategic Value Series S Class	04	2003	7.801	9.726	28,967
MFS/Sun Life Strategic Value Series S Class	04	2002	10.000	7.801	6,366

MFS/Sun Life Technology Series	01	2005	3.353	3.509	240,269
MFS/Sun Life Technology Series	01	2004	3.322	3.353	268,681
MFS/Sun Life Technology Series	01	2003	2.318	3.322	301,161
MFS/Sun Life Technology Series	01	2002	4.355	2.318	234,670
MFS/Sun Life Technology Series	01	2001	7.228	4.355	296,805
MFS/Sun Life Technology Series	01	2000	10.000	7.228	76,758

MFS/Sun Life Technology Series	02	2005	3.330	3.480	147,038
MFS/Sun Life Technology Series	02	2004	3.304	3.330	186,826
MFS/Sun Life Technology Series	02	2003	2.309	3.304	218,927
MFS/Sun Life Technology Series	02	2002	4.345	2.309	219,199
MFS/Sun Life Technology Series	02	2001	7.223	4.345	269,363
MFS/Sun Life Technology Series	02	2000	10.000	7.223	118,443

MFS/Sun Life Technology Series	03	2005	3.315	3.461	560,120
MFS/Sun Life Technology Series	03	2004	3.292	3.315	684,542
MFS/Sun Life Technology Series	03	2003	2.304	3.292	766,630
MFS/Sun Life Technology Series	03	2002	4.339	2.304	580,218
MFS/Sun Life Technology Series	03	2001	7.220	4.339	622,227
MFS/Sun Life Technology Series	03	2000	10.000	7.220	211,211

MFS/Sun Life Technology Series	04	2005	3.293	3.432	251,341
MFS/Sun Life Technology Series	04	2004	3.275	3.293	273,084
MFS/Sun Life Technology Series	04	2003	2.295	3.275	302,678
MFS/Sun Life Technology Series	04	2002	4.329	2.295	259,316
MFS/Sun Life Technology Series	04	2001	7.215	4.329	265,145
MFS/Sun Life Technology Series	04	2000	10.000	7.215	80,731

MFS/Sun Life Technology Series S Class	01	2005	7.401	7.734	29,387
MFS/Sun Life Technology Series S Class	01	2004	7.366	7.401	34,851
MFS/Sun Life Technology Series S Class	01	2003	5.142	7.366	74,972
MFS/Sun Life Technology Series S Class	01	2002	9.730	5.142	19,628
MFS/Sun Life Technology Series S Class	01	2001	10.000	9.730	3,789

MFS/Sun Life Technology Series S Class	02	2005	7.363	7.683	10,754
MFS/Sun Life Technology Series S Class	02	2004	7.339	7.363	15,263
MFS/Sun Life Technology Series S Class	02	2003	5.131	7.339	15,793
MFS/Sun Life Technology Series S Class	02	2002	9.725	5.131	11,843
MFS/Sun Life Technology Series S Class	02	2001	10.000	9.725	1,351

MFS/Sun Life Technology Series S Class	03	2005	7.338	7.649	3,274
MFS/Sun Life Technology Series S Class	03	2004	7.322	7.338	3,338
MFS/Sun Life Technology Series S Class	03	2003	5.124	7.322	3,473
MFS/Sun Life Technology Series S Class	03	2002	9.721	5.124	5,189
MFS/Sun Life Technology Series S Class	03	2001	10.000	9.721	3,840

MFS/Sun Life Technology Series S Class	04	2005	7.301	7.598	33,211
MFS/Sun Life Technology Series S Class	04	2004	7.296	7.301	43,765
MFS/Sun Life Technology Series S Class	04	2003	5.113	7.296	41,182
MFS/Sun Life Technology Series S Class	04	2002	9.716	5.113	25,885
MFS/Sun Life Technology Series S Class	04	2001	10.000	9.716	13,872

MFS/Sun Life Total Return Series	01	2005	13.347	13.552	1,345,894
MFS/Sun Life Total Return Series	01	2004	12.150	13.347	1,455,709
MFS/Sun Life Total Return Series	01	2003	10.524	12.150	1,577,442
MFS/Sun Life Total Return Series	01	2002	11.326	10.524	1,684,447
MFS/Sun Life Total Return Series	01	2001	11.435	11.326	1,919,038
MFS/Sun Life Total Return Series	01	2000	10.000	11.435	531,259

MFS/Sun Life Total Return Series	02	2005	13.253	13.436	1,862,207
MFS/Sun Life Total Return Series	02	2004	12.083	13.253	1,998,363
MFS/Sun Life Total Return Series	02	2003	10.482	12.083	2,020,324
MFS/Sun Life Total Return Series	02	2002	11.298	10.482	1,987,452
MFS/Sun Life Total Return Series	02	2001	11.424	11.298	2,102,182
MFS/Sun Life Total Return Series	02	2000	10.000	11.424	732,960

MFS/Sun Life Total Return Series	03	2005	13.191	13.359	2,825,517
MFS/Sun Life Total Return Series	03	2004	12.038	13.191	2,950,922
MFS/Sun Life Total Return Series	03	2003	10.454	12.038	2,970,172
MFS/Sun Life Total Return Series	03	2002	11.279	10.454	2,922,165
MFS/Sun Life Total Return Series	03	2001	11.417	11.279	2,501,508
MFS/Sun Life Total Return Series	03	2000	10.000	11.417	767,913

MFS/Sun Life Total Return Series	04	2005	13.097	13.244	999,771
MFS/Sun Life Total Return Series	04	2004	11.972	13.097	1,073,681
MFS/Sun Life Total Return Series	04	2003	10.412	11.972	1,077,750
MFS/Sun Life Total Return Series	04	2002	11.251	10.412	1,013,896
MFS/Sun Life Total Return Series	04	2001	11.406	11.251	1,387,724
MFS/Sun Life Total Return Series	04	2000	10.000	11.406	263,691

MFS/Sun Life Total Return Series S Class	01	2005	11.651	11.805	677,481
MFS/Sun Life Total Return Series S Class	01	2004	10.637	11.651	793,098
MFS/Sun Life Total Return Series S Class	01	2003	9.239	10.637	892,592
MFS/Sun Life Total Return Series S Class	01	2002	9.961	9.239	841,416
MFS/Sun Life Total Return Series S Class	01	2001	10.000	9.961	245,647

MFS/Sun Life Total Return Series S Class	02	2005	11.592	11.727	416,472
MFS/Sun Life Total Return Series S Class	02	2004	10.599	11.592	468,320
MFS/Sun Life Total Return Series S Class	02	2003	9.220	10.599	518,100
MFS/Sun Life Total Return Series S Class	02	2002	9.956	9.220	503,765
MFS/Sun Life Total Return Series S Class	02	2001	10.000	9.956	163,759

MFS/Sun Life Total Return Series S Class	03	2005	11.552	11.676	475,155
MFS/Sun Life Total Return Series S Class	03	2004	10.574	11.552	532,861
MFS/Sun Life Total Return Series S Class	03	2003	9.207	10.574	556,410
MFS/Sun Life Total Return Series S Class	03	2002	9.952	9.207	556,134
MFS/Sun Life Total Return Series S Class	03	2001	10.000	9.952	143,326

MFS/Sun Life Total Return Series S Class	04	2005	11.493	11.599	1,237,617
MFS/Sun Life Total Return Series S Class	04	2004	10.536	11.493	1,284,796
MFS/Sun Life Total Return Series S Class	04	2003	9.188	10.536	1,281,779
MFS/Sun Life Total Return Series S Class	04	2002	9.947	9.188	1,073,352
MFS/Sun Life Total Return Series S Class	04	2001	10.000	9.947	266,085

MFS/Sun Life Utilities Series	01	2005	10.118	11.696	663,956
MFS/Sun Life Utilities Series	01	2004	7.875	10.118	566,396
MFS/Sun Life Utilities Series	01	2003	5.864	7.875	637,678
MFS/Sun Life Utilities Series	01	2002	7.815	5.864	689,871
MFS/Sun Life Utilities Series	01	2001	10.478	7.815	1,086,053
MFS/Sun Life Utilities Series	01	2000	10.000	10.478	670,496

MFS/Sun Life Utilities Series	02	2005	10.046	11.595	677,075
MFS/Sun Life Utilities Series	02	2004	7.831	10.046	669,269
MFS/Sun Life Utilities Series	02	2003	5.841	7.831	690,439
MFS/Sun Life Utilities Series	02	2002	7.795	5.841	749,889
MFS/Sun Life Utilities Series	02	2001	10.468	7.795	1,080,237
MFS/Sun Life Utilities Series	02	2000	10.000	10.468	609,336

MFS/Sun Life Utilities Series	03	2005	9.999	11.529	1,194,499
MFS/Sun Life Utilities Series	03	2004	7.802	9.999	1,219,365
MFS/Sun Life Utilities Series	03	2003	5.825	7.802	1,287,350
MFS/Sun Life Utilities Series	03	2002	7.782	5.825	1,355,710
MFS/Sun Life Utilities Series	03	2001	10.461	7.782	1,872,847
MFS/Sun Life Utilities Series	03	2000	10.000	10.461	1,283,992

MFS/Sun Life Utilities Series	04	2005	9.928	11.430	353,886
MFS/Sun Life Utilities Series	04	2004	7.759	9.928	361,952
MFS/Sun Life Utilities Series	04	2003	5.802	7.759	414,218
MFS/Sun Life Utilities Series	04	2002	7.763	5.802	488,158
MFS/Sun Life Utilities Series	04	2001	10.451	7.763	654,964
MFS/Sun Life Utilities Series	04	2000	10.000	10.451	401,366

MFS/Sun Life Utilities Series S Class	01	2005	11.457	13.208	148,928
MFS/Sun Life Utilities Series S Class	01	2004	8.942	11.457	71,613
MFS/Sun Life Utilities Series S Class	01	2003	6.670	8.942	65,463
MFS/Sun Life Utilities Series S Class	01	2002	8.924	6.670	60,803
MFS/Sun Life Utilities Series S Class	01	2001	10.000	8.924	27,458

MFS/Sun Life Utilities Series S Class	02	2005	11.399	13.121	35,058
MFS/Sun Life Utilities Series S Class	02	2004	8.910	11.399	38,725
MFS/Sun Life Utilities Series S Class	02	2003	6.657	8.910	42,462
MFS/Sun Life Utilities Series S Class	02	2002	8.919	6.657	47,858
MFS/Sun Life Utilities Series S Class	02	2001	10.000	8.919	27,685

MFS/Sun Life Utilities Series S Class	03	2005	11.360	13.063	41,229
MFS/Sun Life Utilities Series S Class	03	2004	8.889	11.360	37,910
MFS/Sun Life Utilities Series S Class	03	2003	6.647	8.889	60,373
MFS/Sun Life Utilities Series S Class	03	2002	8.916	6.647	66,542
MFS/Sun Life Utilities Series S Class	03	2001	10.000	8.916	40,222

MFS/Sun Life Utilities Series S Class	04	2005	11.302	12.976	51,509
MFS/Sun Life Utilities Series S Class	04	2004	8.857	11.302	56,771
MFS/Sun Life Utilities Series S Class	04	2003	6.634	8.857	75,152
MFS/Sun Life Utilities Series S Class	04	2002	8.911	6.634	90,879
MFS/Sun Life Utilities Series S Class	04	2001	10.000	8.911	53,357

MFS/Sun Life Value Series	01	2005	13.745	14.440	525,579
MFS/Sun Life Value Series	01	2004	12.073	13.745	580,006
MFS/Sun Life Value Series	01	2003	9.776	12.073	595,225
MFS/Sun Life Value Series	01	2002	11.478	9.776	677,472
MFS/Sun Life Value Series	01	2001	12.591	11.478	709,219
MFS/Sun Life Value Series	01	2000	10.000	12.591	203,752

MFS/Sun Life Value Series	02	2005	13.648	14.316	716,620
MFS/Sun Life Value Series	02	2004	12.007	13.648	790,601
MFS/Sun Life Value Series	02	2003	9.737	12.007	749,562
MFS/Sun Life Value Series	02	2002	11.450	9.737	728,770
MFS/Sun Life Value Series	02	2001	12.579	11.450	711,935
MFS/Sun Life Value Series	02	2000	10.000	12.579	208,713

MFS/Sun Life Value Series	03	2005	13.584	14.234	1,795,831
MFS/Sun Life Value Series	03	2004	11.962	13.584	1,854,582
MFS/Sun Life Value Series	03	2003	9.711	11.962	1,858,259
MFS/Sun Life Value Series	03	2002	11.431	9.711	1,960,825
MFS/Sun Life Value Series	03	2001	12.571	11.431	1,864,030
MFS/Sun Life Value Series	03	2000	10.000	12.571	454,482

MFS/Sun Life Value Series	04	2005	13.488	14.112	528,984
MFS/Sun Life Value Series	04	2004	11.896	13.488	586,038
MFS/Sun Life Value Series	04	2003	9.672	11.896	617,436
MFS/Sun Life Value Series	04	2002	11.402	9.672	682,106
MFS/Sun Life Value Series	04	2001	12.559	11.402	645,263
MFS/Sun Life Value Series	04	2000	10.000	12.559	111,256

MFS/Sun Life Value Series S Class	01	2005	11.637	12.196	321,432
MFS/Sun Life Value Series S Class	01	2004	10.252	11.637	411,397
MFS/Sun Life Value Series S Class	01	2003	8.317	10.252	435,627
MFS/Sun Life Value Series S Class	01	2002	9.790	8.317	447,094
MFS/Sun Life Value Series S Class	01	2001	10.000	9.790	242,183

MFS/Sun Life Value Series S Class	02	2005	11.578	12.116	166,036
MFS/Sun Life Value Series S Class	02	2004	10.216	11.578	216,432
MFS/Sun Life Value Series S Class	02	2003	8.300	10.216	206,071
MFS/Sun Life Value Series S Class	02	2002	9.784	8.300	179,652
MFS/Sun Life Value Series S Class	02	2001	10.000	9.784	64,320

MFS/Sun Life Value Series S Class	03	2005	11.539	12.063	128,944
MFS/Sun Life Value Series S Class	03	2004	10.192	11.539	135,359
MFS/Sun Life Value Series S Class	03	2003	8.288	10.192	137,905
MFS/Sun Life Value Series S Class	03	2002	9.781	8.288	144,205
MFS/Sun Life Value Series S Class	03	2001	10.000	9.781	42,568

MFS/Sun Life Value Series S Class	04	2005	11.480	11.983	454,813
MFS/Sun Life Value Series S Class	04	2004	10.155	11.480	455,750
MFS/Sun Life Value Series S Class	04	2003	8.271	10.155	594,046
MFS/Sun Life Value Series S Class	04	2002	9.776	8.271	649,062
MFS/Sun Life Value Series S Class	04	2001	10.000	9.776	201,198

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481